Exhibit 10.3

TRADEWEB MARKETS LLC

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of April 4, 2019

THE COMPANY INTERESTS REPRESENTED BY THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH COMPANY INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

Annexures

Annex I —  List of Bank Members

Schedule of Members

Schedule A —  List of Members (immediately prior to the Effective Time)

Schedule B —  Schedule of Members

Exhibits

Exhibit A —                             Form of Joinder Agreement

Exhibit B —                             Form of Redemption Notice

Exhibit C —                             Form of Beneficial Ownership Notice

TRADEWEB MARKETS LLC

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

This FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of April 4, 2019, is entered into by and among Tradeweb Markets LLC, a Delaware limited liability company (the “Company”), and its Members (as defined herein).

WHEREAS, the Company was formed as a limited liability company pursuant to and in accordance with the Delaware Act (as defined herein) by the filing of the Certificate (as defined herein) with the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Delaware Act on October 2, 2007;

WHEREAS, the Company entered into a Limited Liability Company Agreement of the Company, dated as of October 9, 2007, which was amended and restated in its entirety by (i) the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 2, 2008, (ii) the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 1, 2010, (iii) the Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of March 14, 2012, and (iv) the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of June 26, 2014 (as amended, supplemented or otherwise modified from time to time but excluding the date hereof, together with all schedules, exhibits and annexes thereto, the “Fourth A&R LLC Agreement”) by and among the Company and the members listed on Schedule A hereto (collectively, the “Original Members”);

WHEREAS, immediately prior to the Effective Time, the Original Members hold the outstanding Shares (as defined in the Fourth A&R LLC Agreement) as set forth on Schedule A hereto in the Company (all such outstanding shares, the “Original Units”) and the Unvested Class P-1 Shares outstanding prior to the date hereof have been forfeited;

WHEREAS, the Company and the Original Members desire to have Tradeweb Markets Inc., a Delaware corporation (the “Corporation”), effect an initial public offering (the “IPO”) of shares of its Class A Common Stock (as defined herein), and in connection therewith, to amend and restate the Fourth A&R LLC Agreement in its entirety as of the Effective Time to reflect (a) the Recapitalization (as defined herein), (b) the admission of the Corporation as a Member, (c) the Corporation’s designation as the sole Manager (as defined herein), and (d) the rights and obligations of the Members that are enumerated and agreed upon in the terms of this Agreement effective as of the Effective Time, at which time the Fourth A&R LLC Agreement shall be superseded entirely by this Agreement;

WHEREAS,  prior to the Effective Time, Refinitiv TW Holdings LLC contributed 100% of the limited liability company interests of Thomson TradeWeb LLC (the “Blocker”) to the Corporation in exchange for 96,933,192 shares of Class B Common Stock and the Blocker distributed all Original Units owned by the Blocker to the Corporation (the transactions described in this recital, collectively, the “Blocker Roll-Up”);

WHEREAS, in connection with the Recapitalization and as of the Effective Time, the Original Units will, automatically without any further action on the part of the Company and the Original Members, be converted into Common Units (as defined herein) as set forth herein, and the Original Units shall cease to exist;

WHEREAS, the Corporation will sell shares of its Class A Common Stock (the “Firm Shares”) to public investors in the IPO and will use the net proceeds received from the sale of the Firm Shares (the “Firm Share Proceeds”) to purchase Common Units from certain Members pursuant to the Common Unit Purchase Agreement; and

WHEREAS, the Corporation may issue additional shares of Class A Common Stock (the “Optional Shares”) in connection with the IPO as a result of the exercise by the underwriters of their option to purchase additional shares of Class A Common Stock granted by the Corporation (the “Optional Share Option”) and, if the Optional Share Option is exercised in whole or in part, any additional net proceeds (the “Optional Share Proceeds”) shall be used by the Corporation to purchase Common Units from certain Members pursuant to the Common Unit Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Members, intending to be legally bound, hereby agree as follows:

ARTICLE I.
DEFINITIONS

The following definitions shall be applied to the terms used in this Agreement for all purposes, unless otherwise clearly indicated to the contrary.

“Additional Member” has the meaning set forth in Section 12.02.

“Adjusted Capital Account Deficit” means with respect to the Capital Account of any Member as of the end of any Taxable Year, the amount by which the balance in such Capital Account is less than zero. For this purpose, such Member’s Capital Account balance shall be:

(a)           reduced for any items described in Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) of the Treasury Regulations; and

(b)           increased for any amount such Member is obligated to contribute or is treated as being obligated to contribute to the Company pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations (relating to partner liabilities to a partnership) or 1.704-2(g)(1) and 1.704-2(i) (relating to minimum gain).

“Admission Date” has the meaning set forth in Section 10.05.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to a specified Person, each other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” (including with correlative meanings, “controlled by” and “under common control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of voting securities, by contract or otherwise, including, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person).

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Appraisers” has the meaning set forth in Section 15.02.

“Assignee” means a Person to whom a Company Interest has been transferred but who has not become a Member pursuant to Article XII.

“Assumed Tax Liability” means, with respect to a Member, an amount equal to the Assumed Tax Rate multiplied by the estimated or actual taxable income of the Company, as determined for U.S. federal income tax purposes, allocated to such Member pursuant to Section 5.05 for the period to which the Assumed Tax Liability relates, as determined for U.S. federal income tax purposes to the extent not previously taken into account in determining the Assumed Tax Liability of such Member, as reasonably determined by the Manager; provided that, in the case of the Corporation, such Assumed Tax Liability shall (i) be computed without regard to any increases to the tax basis of the Company’s property pursuant to Section 743(b) of the Code, and (ii) never cause the pro rata amount distributed to the Corporation pursuant to Section 4.01(b) to be less than an amount sufficient to enable the Corporation to timely (x) satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities, and (y) meet its obligations pursuant to the Tax Receivable Agreement.

“Assumed Tax Rate” means a rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate for a Fiscal Year applicable to corporate or individual taxpayers that applies to any Member for such Fiscal Year, taking into account the character of the relevant tax items (e.g., ordinary or capital) and the deductibility of state and local taxes for U.S. federal tax purposes, if any, as reasonably determined by the Manager.

“Bank Members” means those Members (including former Members) hereto listed on Annex I hereto, along with each of their successors and Permitted Transferees to which Units have been Transferred, and that has become a Member, in each case, in accordance with the provisions of this Agreement.

“Bank Member Representative” means the Bank Member that at the commencement of an examination or proceeding described in Section 9.03 is the Plurality Bank Member, or such other Person as may be designated in accordance with  Section 9.03(c).

“Base Rate” means, on any date, a variable rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Beneficial Ownership” means, with respect to a Member, the “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act), without duplication, of such Member together with any of its Affiliates or other person subject to aggregation with such Member under Section 13(d) of the Exchange Act for purposes of “beneficial ownership”, or by any “group” (within the meaning of Section 13(d) of the Exchange Act) of which such Member or such Affiliate or other person is, or is deemed to be, a part (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation under Section 16 of the Exchange Act and the rules and regulations thereunder results in a higher ownership level, such ownership level).

“Beneficial Ownership Notice” has the meaning set forth in Section 11.01(b).

“Black-Out Period” means any “black-out” or similar period under the Corporation’s policies covering trading in the Corporation’s securities to which the applicable Redeeming Member is subject (or will be subject at such time as it owns Class A Common Stock), which period restricts the ability of such Redeeming Member to immediately resell shares of Class A Common Stock to be delivered to such Redeeming Member in connection with a Share Settlement.

“Blocker” has the meaning set forth in the recitals to this Agreement.

“Blocker Roll-Up” has the meaning set forth in the recitals to this Agreement.

“Book Value” means, the adjusted basis of such asset for U.S. federal income tax purposes, except as follows: (a) the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution; (b) immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution; (c) the Book Value of each Company asset shall be adjusted to equal its gross Fair Market Value, as reasonably determined in good faith by the Manager, as of the following times: (i) the acquisition of an additional Company Interest in the Company by a new or existing Member in consideration of a Capital Contribution of more than a de minimis amount; (ii) the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Company Interest; and (iii) the liquidation of the Company within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, that adjustments pursuant to clauses (i) and (ii) above need not be made if the Manager reasonably determines in good faith that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately, in any material respect, affect any Member; (d) the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph; and if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the

Depreciation taken into account with respect to such Company asset for purposes of computing Profits and Losses.

“Business Day” means any day other than a Saturday or a Sunday or a day on which banks located in New York City, New York generally are authorized or required by Law to close.

“Calculation Date” means the Redemption Date; provided, that solely for the purposes of any Redemption conditioned by the Redeeming Member on the condition set forth on Section 11.01(b)(iii), then “Calculation Date” shall mean the date that the underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption is priced.

“Capital Account” means the capital account maintained for a Member in accordance with Section 5.01.

“Capital Contribution” means, with respect to any Member, the aggregate amount of any cash, cash equivalents, promissory obligations or the Fair Market Value of other property that such Member contributes or contributed (or is deemed to contribute or to have contributed) to the Company pursuant to Article III hereof.

“Cash Settlement” means immediately available funds in U.S. dollars in an amount equal to the product of (a) the Share Settlement and (b) the Common Unit Redemption Price.

“Certificate” means the Company’s Certificate of Formation as filed with the Secretary of State of the State of Delaware, as amended or amended and restated from time to time.

“Class A Common Stock” means the Class A Common Stock, par value $0.00001 per share, of the Corporation.

“Class B Common Stock” means the Class B Common Stock, par value $0.00001 per share, of the Corporation.

“Class C Common Stock” means the Class C Common Stock, par value $0.00001 per share, of the Corporation.

“Class C Paired Interest” means one Common Unit together with one share of Class C Common Stock.

“Class D Common Stock” means the Class D Common Stock, par value $0.00001 per share, of the Corporation.

“Class D Paired Interest” means one Common Unit together with one share of Class D Common Stock.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of all classes and series of common stock of the Corporation, including the Class A Common Stock, Class B Common Stock, Class C Common

Stock and Class D Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Common Unit” means a Unit representing a fractional part of the Company Interests of the Members (or a permitted Assignee) and having the rights and obligations specified with respect to the Common Units in this Agreement.

“Common Unit Purchase Agreement” means that certain Common Unit Purchase Agreement, dated as of April 3, 2019, by and among the Corporation and certain of the Original Members.

“Common Unit Redemption Price” means the arithmetic average of the volume-weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Thomson ONE or its successor or similar Refinitiv platform, or its successor, for each of the five (5) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the Redemption Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system (or if the volume-weighted average price for a share of Class A Common Stock is not reported by Thomson ONE or its successor or similar Refinitiv platform, or its successor), then the Manager (through its Corporate Board, including a majority of the independent directors (within the meaning of the rules of the Stock Exchange)) shall determine the Common Unit Redemption Price.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Interest” means the interest of a Member (or a permitted Assignee) in Profits, Losses and Distributions.

“Company Minimum Gain” means “partnership minimum gain” determined pursuant to Section 1.704-2(d) of the Treasury Regulations.

“Confidential Information” has the meaning set forth in Section 16.02(a).

“Corporate Board” means the Board of Directors of the Corporation.

“Corporation” has the meaning set forth in the recitals to this Agreement, together with its permitted successors and assigns.

“Corporation Charter” means the Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware, on or about the date hereof, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Corporation Offer” has the meaning set forth in Section 10.07(a).

“Corporation Restricted Shares” has the meaning set forth in Section 3.04(b).

“Debt Agreements” means any promissory note, mortgage, loan agreement, credit agreement, indenture or similar instrument or agreement to which the Corporation, Company or any of their Subsidiaries is or becomes a borrower, guarantor or restricted subsidiary, as such instruments or agreements may be amended, restated, supplemented or otherwise modified from time to time and including any one or more refinancing or replacements thereof, in whole or in part, with any other debt facility or debt obligation, for as long as the payee or creditor to whom the Corporation, the Company or any of their Subsidiaries owes such obligation is not an Affiliate of the Company; provided, that for the avoidance of doubt, the definition of “Debt Agreement” shall not include the Refinitiv Credit Agreement, Refinitiv Indentures or any amendments, restatements, supplements, modifications, refinancing or replacements thereof.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del.C. § 18-101, et seq., as it may be amended or supplemented from time to time, and any successor thereto.

“Deliverable Common Stock” means with respect to (i) Class C Paired Interests, Class A Common Stock, and (ii) with respect to Class D Paired Interests, Class A  Common Stock or Class B Common Stock, as applicable, determined in accordance with the Share Settlement.

“Depreciation” means, for each Taxable Year or other Fiscal Period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for U.S. federal income tax purposes with respect to property for such Taxable Year or other Fiscal Period, except that (a) with respect to any such property the Book Value of which differs from its adjusted tax basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Section 1.704-3(d) of the Treasury Regulations, Depreciation for such Taxable Year or other Fiscal Period shall be the amount of book basis recovered for such Taxable Year or other Fiscal Period under the rules prescribed by Section 1.704-3(d)(2) of the Treasury Regulations, and (b) with respect to any other such property, the Book Value of which differs from its adjusted tax basis at the beginning of such Taxable Year or other Fiscal Period, Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the U.S. federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year or other Fiscal Period bears to such beginning adjusted tax basis; provided, however, that if the adjusted tax basis of any property at the beginning of such Taxable Year or other Fiscal Period is zero dollars ($0.00), Depreciation with respect to such property shall be determined with reference to such beginning Book Value using any reasonable method selected by the Manager.

“Direct Exchange” has the meaning set forth in Section 11.03(a).

“Distributable Cash” shall mean, as of any relevant date on which a determination is being made by the Manager regarding a potential distribution pursuant to Section 4.01(a), the amount of cash that could be distributed by the Company for such purposes (i) in accordance with any Debt Agreement (and without otherwise violating any applicable provisions of or resulting in a default (or an event that, with notice or the lapse of time or both, would constitute a default) under any such Debt Agreement), and (ii) excluding any amounts as reasonably determined by the Manager to be necessary or appropriate to pay the costs and expenses of, and fund, or set aside for the funding of, the operations, reserves for customary and usual claims, and potential growth of, including acquisitions by, the Company, the Corporation or its Subsidiaries.

“Distribution” (and, with a correlative meaning, “Distribute”) means each distribution made by the Company to a Member with respect to such Member’s Units, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, however, that none of the following shall be a Distribution: (a) any recapitalization that does not result in the distribution of cash or property to Members or any exchange of securities of the Company, and any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, (b) any other payment made by the Company to a Member in redemption or repurchase of all or a portion of such Member’s Units or (c) any amounts payable pursuant to Section 6.06.

“Effective Time” means the time at which this Agreement is effective as set forth in the Reorganization Agreement.

“Equity Plan” means any stock, stock option or equity purchase plan, restricted stock or other equity or equity-based compensation plan now or hereafter adopted by the Company or the Corporation.

“Equity Securities” means (i) with respect to the Company or any of its Subsidiaries, (a) Units or other equity interests in the Company or any Subsidiary of the Company (including other classes or groups thereof having such relative rights, powers and duties as may from time to time be established by the Manager pursuant to the provisions of this Agreement, including rights, powers and/or duties senior to existing classes and groups of Units and other equity interests in the Company or any Subsidiary of the Company), (b) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Units or other equity interests in the Company or any Subsidiary of the Company, and (c) warrants, options or other rights to purchase or otherwise acquire Units or other equity interests in the Company or any Subsidiary of the Company and (ii) with respect to the Corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing.

“Event of Withdrawal” means the expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company. “Event of Withdrawal” shall not include an event that (a) terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Section 301.7701-3 of the Treasury Regulations, termination of a partnership pursuant to Section 708(b)(1) of the Code, a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that (b) does not terminate the existence of such Member under applicable state law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning set forth in Section 11.01(b).

“Exchange Election Notice” has the meaning set forth in Section 11.03(b).

“Exchange Rate” means (i) with respect to Class C Paired Interests, the number of shares of Class A Common Stock for which one Class C Paired Interest is entitled to be redeemed or exchanged and (ii) with respect to Class D Paired Interests, the number of shares of Class A Common Stock or Class B Common Stock, as applicable, for which one Class D Paired Interest is entitled to be redeemed or exchanged. On the date of this Agreement, the Exchange Rate for the purposes of the Class C Paired Interests and Class D Paired Interests shall be one (1), subject to adjustment pursuant to Sections 11.01(f) and (g), respectively.

“Fair Market Value” means, with respect to any asset, its fair market value determined according to Article XV.

“Firm Share Common Unit Purchase” has the meaning set forth in Section 3.03(b).

“Firm Share Proceeds” has the meaning set forth in the recitals to this Agreement.

“Firm Shares” has the meaning set forth in the recitals to this Agreement.

“Fiscal Period” means any interim accounting period within a Taxable Year established by the Company and which is permitted or required by Section 706 of the Code.

“Fiscal Year” means the Company’s annual accounting period established pursuant to Section 8.02.

“Fourth A&R LLC Agreement” has the meaning set forth in the recitals to this Agreement.

“Governmental Entity” means (a) the United States of America, (b) any other sovereign nation, (c) any state, province, district, territory or other political subdivision of clause (a) or (b) of this definition, including any county, municipal or other local subdivision of the foregoing, or (d) any entity exercising executive, legislative, judicial, regulatory or administrative functions of government on behalf of clause (a), (b) or (c) of this definition.

“High-Vote Fall Away Event” means (a) any Transfer of Class B Common Stock or Class D Common Stock, as applicable, by the initial registered holder thereof, other than a Transfer to any Permitted Transferee of such holder or (b) the occurrence of a Triggering Event (as defined in the Corporation Charter), as detailed in Section 5.1(ii) of the Corporation Charter.

“Indemnified Person” has the meaning set forth in Section 7.04(a).

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended from time to time.

“IPO” has the meaning set forth in the recitals to this Agreement.

“IPO Closing Date” means the closing date of the IPO, which for the avoidance of doubt, means the date on which all Firm Share Proceeds required to be delivered pursuant to the Underwriting Agreement have been delivered to the Corporation by the underwriters as consideration for their purchase of the Firm Shares and, if the underwriters exercise the Optional Share Option concurrently with the closing date of the IPO, including the Optional Share Proceeds required to be delivered to the Corporation by the underwriters as consideration for their purchase of the Option Shares, or, if the underwriters do not exercise the Option Share Option concurrently with the closing date of the IPO, excluding the Optional Share Proceeds which may be delivered on one or more subsequent dates following the closing date of the IPO.

“IRS” has the meaning set forth in Section 9.03(b).

“Joinder” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.

“Law” means all laws (including common law), statutes, codes, ordinances, rules and regulations of the United States, any foreign country and each state, commonwealth, city, county, municipality, regulatory body, agency or other political subdivision thereof.

“LLC Employee” means an employee of, or other service provider to, the Company or any Subsidiary, in each case acting in such capacity.

“Losses” means items of Company loss or deduction determined according to Section 5.01(b).

“Majority Members” means the Members (which includes the Manager and its controlled Affiliates) holding a majority of the Units then outstanding; provided, that solely for the purposes of Section 6.05 and Section 14.01, if as of any date of determination, a majority of the Units are then held by the Manager or any Affiliates controlled by the Manager, then “Majority Members” shall mean the Manager and any Affiliates controlled by the Manager together with the consent of the Original Members (other than the Corporation and its controlled Affiliates) holding at least sixty-six percent (66%) of the Units held by all Original Members as of such date of determination.

“Manager” has the meaning set forth in Section 6.01(a).

“Market Price” means, with respect to a share of Class A Common Stock as of a specified date, the last sale price per share of Class A Common Stock, regular way, or if no such sale took place on such day, the average of the closing bid and asked prices per share of Class A Common Stock, regular way, in either case as reported on the Stock Exchange or, if the Class A Common Stock is not listed or admitted to trading on the Stock Exchange, as reported on the principal consolidated transaction reporting system on which the Class A Common Stock is listed or admitted to trading or, if the Class A Common Stock is not listed or admitted to trading on any national securities exchange, the principal other automated quotation system that may then be in use or, if the Class A Common Stock is not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in shares of Class A Common Stock selected by the Corporate Board or, in the event that no trading price is available for the shares of Class A Common Stock, the fair market value of a share of Class A Common Stock, as determined in good faith by the Corporate Board.

“Member” means, as of any date of determination, (a) each of the members named on the Schedule of Members and (b) any Person admitted to the Company as a Substituted Member or Additional Member in accordance with Article XII, but in each case only so long as such Person is shown on the Company’s books and records as the owner of one or more Units.

“Member Minimum Gain” means “partner nonrecourse debt minimum gain” as defined in Section 1.704-2(i)(3) of the Treasury Regulations.

“Officer” has the meaning set forth in Section 6.01(b).

“Optional Share Common Unit Purchase” has the meaning set forth in Section 3.03(b).

“Optional Share Option” has the meaning set forth in the recitals to this Agreement.

“Optional Share Proceeds” has the meaning set forth in the recitals to this Agreement.

“Optional Shares” has the meaning set forth in the recitals to this Agreement.

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Original Members” has the meaning set forth in the recitals to this Agreement, and shall include each of their successors and Permitted Transferees to which Units have been Transferred, and that has become a Member hereto, in each case, in accordance with the provisions of this Agreement.

“Original Units” has the meaning set forth in the recitals to this Agreement.

“Other Agreements” has the meaning set forth in Section 10.02.

“Partnership Representative” has the meaning set forth in Section 9.03(b).

“Percentage Interest” means, with respect to a Member at a particular time, such Member’s percentage interest in the Company determined by dividing such Member’s Units by the total Units of all Members at such time. The Percentage Interest of each member shall be calculated to the 4th decimal place.

“Permitted Transfer” has the meaning set forth in Section 10.02.

“Permitted Transferee” has the meaning set forth in the Corporation Charter.

“Person” means an individual, corporation, partnership, firm, limited liability company, trust, unincorporated organization, association, joint-stock company, joint venture or any Governmental Entity or other entity.

“Plurality Bank Member” means (with respect to the particular time period in question) the Bank Member or former Bank Member with the highest number of Units as compared to all the Bank Members at the beginning of such time period, or, if the Tax Matters Partner or Partnership Representative, as the case may be, is unable to contact such Bank Member, as determined in good faith by the Tax Matters Partner or Partnership Representative, then the current or former Bank Member with the second highest number of Units (in respect of the relevant time period) as compared to all the Bank Members.

“Pro rata,” “proportional,” “in proportion to,” and other similar terms, means, with respect to the holder of Units, pro rata based upon the number of such Units held by such holder as compared to the total number of Units outstanding.

“Profits” means items of Company income and gain determined according to Section 5.01(b).

“Push-Out Election” has the meaning set forth in Section 9.03(b).

“Recapitalization” has the meaning set forth in Section 3.03(a).

“Redeemed Units” has the meaning set forth in Section 11.01(b).

“Redeeming Member” has the meaning set forth in Section 11.01(b).

“Redemption” has the meaning set forth in Section 11.01(a).

“Redemption Date” has the meaning set forth in Section 11.01(b).

“Redemption Notice” has the meaning set forth in Section 11.01(b).

“Redemption Right” has the meaning set forth in Section 11.01(a).

“Refinitiv Credit Agreement” means that certain credit agreement, dated October 1, 2018, by and among Financial & Risk US Holdings, Inc., as borrower, Bank of America, N.A., as administrative agent and the lenders party thereto relating to a $6,500,000,000 secured dollar term loan facility maturing October 1, 2025, a €2,355,000,000 secured Euro term loan facility maturing October 1, 2025 and a $750,000,000 secured revolving facility maturing October 1, 2023.

“Refinitiv Indentures” means (i) the indenture, dated as of October 1, 2018, by and among Financial & Risk US Holdings, Inc., as issuer, F&R (Cayman) Parent Ltd. and its subsidiaries party thereto, as guarantors, and Deutsche Bank Trust Company Americas, as trustee and collateral agent, relating to 6.250% Senior First Lien Notes due 2026 and 4.500% Senior First Lien Notes due 2026 and (ii) the indenture, dated as of October 1, 2018, by and among Financial & Risk US Holdings, Inc., as issuer, F&R (Cayman) Parent Ltd. and its subsidiaries party thereto, as guarantors, and Deutsche Bank Trust Company Americas, as trustee, relating to 8.250% Senior Notes due 2026 and 6.875% Senior Notes due 2026.

“Refinitiv Member” shall mean Refinitiv US TradeWeb LLC (f/k/a Thomson PME LLC), a Delaware limited liability company, and  shall include its successors and Permitted Transferees to which Units have been Transferred, and that has become a Member, in each case, in accordance with the provisions of this Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of IPO Closing Date, by and among the Corporation and the other parties named therein (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).

“Regulatory Allocations” has the meaning set forth in Section 5.03(f).

“Related Person” has the meaning set forth in Section 7.01(c).

“Relative Percentage Interest” means, with respect to any Member relative to another Member or Members, a fractional amount, expressed as a percentage, the numerator of which is the Percentage Interest of such Member; and the denominator of which is (x) the Percentage Interest of such Member plus (y) the aggregate Percentage Interest of such other Member or Members subject to such determination.

“Reorganization Agreement” means that certain Reorganization Agreement, dated as of March 25, 2019, by and among the Corporation, the Company and the other parties named therein, as may be amended from time to time.

“Retraction Notice” has the meaning set forth in Section 11.01(c).

“Revised Partnership Audit Provisions” means Section 1101 of Title XI (Revenue Provisions Related to Tax Compliance) of the Bipartisan Budget Act of 2015, H.R. 1314, Public Law Number 114-74.

“Schedule of Members” has the meaning set forth in Section 3.01(b).

“SEC” means the U.S. Securities and Exchange Commission, including any governmental body or agency succeeding to the functions thereof.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Settlement Method Notice” has the meaning set forth in Section 11.01(c).

“Share Settlement” means a number of shares of Class A Common Stock equal to the product of the number of Redeemed Units multiplied by the Exchange Rate; provided, that (i) in the event the Redeeming Member (A) transfers and surrenders Class D Paired Interests pursuant to Section 11.01(b)(i), and (B) opts in the Redemption Notice to receive Class B Common Stock in exchange or redemption for all or a portion of the Redeemed Units, and (ii) a High-Vote Fall Away Event has not occurred or is not triggered as a result of such a redemption or exchange, then in such a case “Share Settlement” shall mean a number of shares of Class B Common Stock equal to the product of the number of Redeemed Units (or a portion thereof as indicated in the Redemption Notice) multiplied by the Exchange Rate.

“Stock Exchange” means the NASDAQ, or such other stock exchange or securities market on which shares of Class A Common Stock are at any time listed or quoted.

“Stockholders Agreement” means that certain Stockholders Agreement, dated as of the IPO Closing Date, by and among the Corporation and the other parties named therein (together with any joinder thereto from time to time by any successor or assign to any party to such agreement).

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such Person, is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the voting interests thereof, or a majority of any other interests having the power to direct or cause the direction of the management and policies of such Person, are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, references to a “Subsidiary” of the Company shall be given effect only at such times that the Company has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means a Person that is admitted as a Member to the Company pursuant to Section 12.01.

“Tax Distribution Date” means any date that is two Business Days prior to the date on which estimated U.S. federal income tax payments are required to be made by corporate taxpayers and the due date for U.S. federal income tax returns of corporate taxpayers (without regard to extensions).

“Tax Matters Partner” has the meaning set forth in Section 9.03(a).

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of the IPO Closing Date, by and among the Company, the Corporation and the other Members from time to time party thereto (as may be amended or supplemented from time to time).

“Taxable Year” means the Company’s accounting period for U.S. federal income tax purposes determined pursuant to Section 9.02.

“Trading Day” means a day on which the Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (and, with a correlative meaning, “Transferring”) means any sale, transfer, assignment, pledge, encumbrance or other disposition of (whether directly or indirectly, whether with or without consideration and whether voluntarily or involuntarily or by operation of Law) (a) any interest (legal or beneficial) in any Equity Securities of the Company or (b) any equity or other interest (legal or beneficial) in any Member if a majority of the assets of such Member consist of Units.

“Treasury Regulations” means the regulations promulgated under the Code and any corresponding provisions of succeeding regulations.

“Underwriting Agreement” means the Underwriting Agreement, dated as of April 3, 2019 by and among the Corporation, the Company, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC., J.P. Morgan Securities LLC,  Morgan Stanley & Co. LLC and the other underwriters party thereto.

“Unit” means a share of the Company, issued by the Company and representing the Company Interest of a Member or a permitted Assignee in the Company representing a fractional part of the Company Interests of all Members and Assignees as may be established by the Manager from time to time in accordance with Section 3.02; provided, however, that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement, and the Company Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

“Unit Split Factor” shall mean 1,388.9199.

“Value” means (a) for any stock option, the Market Price for the Trading Day immediately preceding the date of exercise of a stock option under the applicable Equity Plan and (b) for any interest granted pursuant to an Equity Plan other than a stock option, the Market Price for the Trading Day immediately preceding the Vesting Date.

“Vesting Date” has the meaning set forth in Section 3.10(c).

ARTICLE II.
ORGANIZATIONAL MATTERS

Section 2.01                                       Formation of Company. The Company was formed on October 2, 2007 pursuant to the provisions of the Delaware Act.

Section 2.02                                       Fifth Amended and Restated Limited Liability Company Agreement. The Members hereby execute this Agreement for the purpose of continuing the affairs of the Company without dissolution and the conduct of its business in accordance with the provisions of the Delaware Act. This Agreement amends and restates the Fourth A&R LLC Agreement in its entirety and shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company effective as of the Effective Time. The Members hereby agree that during the term of the Company set forth in Section 2.06, the rights and obligations of the Members with respect to the Company will be determined in accordance with the terms and conditions of this Agreement and, except as provided herein, the Delaware Act. No provision of this Agreement shall be in violation of the Delaware Act and to the extent any provision of this Agreement is in violation of the Delaware Act, such provision shall be void and of no effect to the extent of such violation without affecting the validity of any other provision of this Agreement. Neither any Member nor the Manager nor any other Person shall have appraisal rights with respect to any Company Interest (including any Units).

Section 2.03                                       Name. The name of the Company shall be “Tradeweb Markets LLC”. The Manager in its sole discretion may change the name of the Company at any time and from time to time in accordance with the Delaware Act. The Company’s business may be conducted under its name and/or any other name or names deemed advisable by the Manager.

Section 2.04                                       Purpose. The primary business and purpose of the Company shall be to engage in such activities as are permitted under the Delaware Act and determined from time to time by the Manager in accordance with the terms and conditions of this Agreement.

Section 2.05                                       Principal Office; Registered Office. The principal office of the Company shall be at 1177 Avenue of the Americas, New York, NY 10036, or such other place as the Manager may from time to time designate. The address of the registered office of the Company in the State of Delaware shall be 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808, and the registered agent for service of process on the Company in the State of Delaware at such registered office shall be the Corporation Service Company. The Manager may from time to time change the Company’s registered agent and registered office in the State of Delaware in accordance with the Delaware Act.

Section 2.06                                       Term. The term of the Company commenced upon the filing of the Certificate in accordance with the Delaware Act and shall continue until dissolution of the Company in accordance with the provisions of Article XIV. The existence of the Company shall continue as a separate legal entity until cancellation of the Certificate as provided in the Delaware Act.

Section 2.07                                       No State-Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member by virtue of this Agreement, in each case, for any purposes other than as set forth in the last sentence of this Section 2.07, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for U.S. federal (and applicable state and local) income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III.
MEMBERS; UNITS; CAPITALIZATION

Section 3.01                                       Members.

(a)                                       Each Original Member previously was admitted as a Member and shall remain a Member of the Company upon the Effective Time. In connection with the Blocker Roll-Up, the Blocker distributed all of the Original Units held by it to the Corporation and thereupon, the Corporation was admitted to the Company as an Original Member, which admission is hereby ratified and confirmed in all respects.

(b)                                       The Company shall maintain a schedule setting forth: (i) the name and address of each Member; (ii) the aggregate number of outstanding Units and the number and class of Units held by each Member; (iii) the aggregate amount of cash Capital Contributions that has been made by the Members with respect to their Units; and (iv) the Fair Market Value of any property other than cash contributed by the Members with respect to their Units (including, if applicable, a description and the amount of any liability assumed by the Company or to which contributed property is subject) (such schedule, the “Schedule of Members”). The Schedule of Members shall be the definitive record of ownership of each Unit of the Company and all relevant information with respect to each Member. The Company shall be entitled to recognize the exclusive right of a Person registered on the Schedule of Members as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Delaware Act. The Manager may amend the Schedule of Members from time to time to reflect changes duly authorized pursuant to the terms of this Agreement, including changes in the Members and Units (provided that a failure to reflect such change on Schedule of Members shall not prevent any otherwise valid change from being effective).  Any amendment or revision to the Schedule of Members made in accordance with this Agreement shall not be deemed an amendment to this Agreement.  Any reference in this Agreement to the Schedule of Members shall be deemed to be a reference to the Schedule of Members as amended and in effect from time to time.

(c)                                        No Member (other than the Corporation as expressly provided for in this Agreement) shall be required to make any additional Capital Contributions without such Member’s consent. No Member shall be required or, except as approved by the Manager pursuant to Section 6.01 and in accordance with the other provisions of this Agreement, permitted to loan any money or property to the Company or borrow any money or property from the Company.

Section 3.02                                       Units.

(a)                                       Interests in the Company shall be represented by Units, or such other securities of the Company, in each case as the Manager may establish in its discretion in accordance with the terms and subject to the restrictions hereof.

(b)                                       At the Effective Time, the Units will be comprised of a single class of Common Units.

(c)                                        Subject to Section 3.04(d), the Manager may cause the Company to authorize and issue from time to time such other Units or other Equity Securities of any type, class or series and having the designations, preferences and/or special rights as may be determined by the Manager. Such Units or other Equity Securities may be issued pursuant to any Equity Plan. When any such other Units or other Equity Securities are authorized and issued, the Schedule of Members and this Agreement shall be amended by the Manager, without the consent of any Member or any other Person, to reflect such additional issuances and resulting dilution, which shall be borne pro rata by all Members based on their Common Units.

Section 3.03                                       Recapitalization; Corporation’s Purchase of Common Units.

(a)                                       As of the Effective Time, the Company hereby reclassifies the Original Units outstanding as of immediately prior to the Effective Time, as set forth opposite the name of the respective Member on Schedule B in the column titled “Original Units”, into the number of Common Units equal to the product of the (i) number of Original Units and (ii) the Unit Split Factor, as set forth opposite the name of the respective Member on Schedule B in the column titled “Common Units” (the “Recapitalization”) and such Common Units are issued and outstanding as of the Effective Time and the holders of such Common Units hereby continue as Members. The Members agree that immediately following the Effective Time, no fractional Common Unit will remain outstanding and any fractional Common Unit held by a Member shall be redeemed by the Company, immediately following the Effective Time, for cash consideration equal to the product of (x) the fractional Common Unit held by such Member and (y) the price at which the Class A Common Stock is sold in the IPO, which cash consideration shall be paid, at the option of the Company by way of check, cash or wire transfer of funds, to such Member within fifteen (15) Business Days of the date hereof.  The whole number of Common Units held by the Members after redemption of any fractional Common Units is set forth opposite the name of the respective Member on Schedule B in the column titled “Common Units (After Fractional Redemptions).”

(b)                                       Immediately following the closing of the IPO,  (i) the Corporation will acquire Common Units from certain Original Members in exchange for the Firm Share Proceeds payable to such Original Members upon consummation of the IPO pursuant to the Common Unit Purchase Agreement with those Original Members (the “Firm Share Common Unit Purchase”), and (ii) the Corporation will cancel a number of shares of Class C Common Stock and/or Class D Common Stock, as applicable, corresponding to the number of Common Units that were Transferred by such Original Members in the Firm Share Common Unit Purchase. In addition, to the extent the underwriters in the IPO exercise the Optional Share Option in whole or in part, upon the exercise of the Optional Share Option (which may occur on the IPO Closing Date or a date subsequent to the IPO Closing Date), (A) the Corporation will use the Optional Share Proceeds to purchase Common Units from certain Original Members pursuant to the  Common Unit Purchase Agreement (the “Optional Share Common Unit Purchase”), and (B) the Corporation will cancel a number of shares of Class C Common Stock and/or Class D Common Stock, as applicable, corresponding to the number of Common Units that were Transferred by such Original Members in the Optional Share Common Unit Purchase. The Firm Share Common Unit Purchase and the Optional Share Common Unit Purchase shall be reflected on the Schedule of Members. The parties hereto acknowledge and agree that the Firm Share Common Unit Purchase and the Optional Share Common Unit Purchase will result in a “revaluation of partnership property” and corresponding adjustments to Capital Account balances as described in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations and that

Net Gains (as defined in the Fourth A&R LLC Agreement) shall be allocated in accordance with the provisions of Section 5.4(a)(i) of the Fourth A&R LLC Agreement. For the avoidance of doubt, with respect to any and all Common Units acquired or purchased by the Corporation as contemplated by this Section 3.03(b), the Corporation shall automatically succeed to all rights of such Common Units, including all rights as a Member holding such Common Units, and any transferor shall cease to have any rights or obligations associated therewith.

Section 3.04                                       Authorization and Issuance of Additional Units.

(a)                                       If at any time the Corporation issues a share of its Class A Common Stock or Class B Common Stock or any other Equity Security of the Corporation entitled to any economic rights, (i) the Company shall issue to the Corporation one Common Unit (if the Corporation issues a share of Class A Common Stock or Class B Common Stock), or such other Equity Security of the Company (if the Corporation issues an Equity Security other than Class A Common Stock or Class B Common Stock) corresponding with the  Equity Securities issued by the Corporation, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation, which shall be deemed validly authorized, issued and outstanding notwithstanding any limitations or restrictions set forth in this Agreement and (ii) the net proceeds received by the Corporation with respect to the corresponding share of Class A Common Stock, Class B Common Stock or Equity Security, if any, shall be concurrently contributed by the Corporation to the Company as a Capital Contribution; provided, further, that if the Corporation issues any shares of Class A Common Stock in order to directly purchase from another Member (other than the Corporation) a number of Common Units pursuant to Section 11.03, then the Company shall not issue any new Common Units in connection therewith and the Corporation shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be transferred to such other Member as consideration for such purchase).

(b)                                       Notwithstanding the foregoing, Section 3.04(a) shall not apply to (i) (A) the issuance and distribution to holders of shares of Common Stock of rights to purchase Equity Securities of the Corporation under a “poison pill” or similar shareholders rights plan or (B) the issuance (including under the Corporation’s Equity Plans) of any warrants, options, other rights or property that are convertible into or exercisable or exchangeable for Common Stock, but shall, in each of the foregoing cases, apply to the issuance of Common Stock in connection with the conversion, exercise or settlement of such rights, warrants, options or other rights or property or (ii) the issuance of Common Stock pursuant to any Equity Plan that is restricted, subject to forfeiture or otherwise unvested upon issuance (“Corporation Restricted Shares”), but shall apply on the applicable Vesting Date with respect to such Corporation Restricted Shares.

(c)                                        Except pursuant to Article XI, (x) the Company may not issue any additional Common Units to the Corporation or any of its Subsidiaries unless substantially simultaneously therewith the Corporation or such Subsidiary issues or sells an equal number of shares of the Corporation’s Class A Common Stock or Class B Common Stock to another Person, and (y) the Company may not issue any other Equity Securities of the Company to the Corporation or any of its Subsidiaries unless substantially simultaneously therewith the Corporation or such Subsidiary issues or sells, to another Person, an equal number of shares of a new class or series of Equity Securities of the Corporation or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company.

(d)                                       The Company shall be permitted to issue additional Common Units, and/or establish other classes of Units or other Equity Securities in the Company only to the Persons and on the terms and conditions provided for in Section 3.02, this Section 3.04 and Section 3.11. Subject to the foregoing, the Manager may cause the Company to issue additional Common Units authorized under this Agreement and/or establish other classes of Units or other Equity Securities at such times and upon such terms as the Manager shall determine and the Manager shall amend this Agreement (including the Schedule of Members) as necessary in connection with the issuance of additional Common Units, and/or establishing other classes of Units or other Equity Securities in the Company and admission of additional Members under this Section 3.04 without the requirement of any consent or acknowledgement of any other Member.

(e)                                        The Company shall not in any manner effect any subdivision (by equity split, equity dividend or distribution, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse equity split, reclassification, reorganization, division, recapitalization or otherwise) of the outstanding Common Units unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Stock, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, division, recapitalization or otherwise) of the outstanding Common Stock unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Common Units, with corresponding changes made with respect to any other exchangeable or convertible securities. The Company shall not in any manner effect any subdivision (by equity split, equity distribution, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse equity split, reclassification, reorganization, division, recapitalization or otherwise) of any outstanding Equity Securities of the Company (other than the Common Units) unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Corporation, with corresponding changes made with respect to any other exchangeable or convertible securities. The Corporation shall not in any manner effect any subdivision (by stock split, stock dividend, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, division, recapitalization or otherwise) of any outstanding Equity Securities of the Corporation unless accompanied by an identical subdivision or combination, as applicable, of the corresponding Equity Securities of the Company, with corresponding changes made with respect to any other exchangeable or convertible securities.  Nothing contained in this Section 3.04 shall restrict the Manager from taking any action that is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock and Class B Common Stock, subject to the provisions of Section 3.04(b).

Section 3.05                                       Repurchases or Redemptions. The Corporation or any of its Subsidiaries may not redeem, repurchase or otherwise acquire (i) any shares of Class A Common Stock or Class B Common Stock unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from the Corporation an equal number of Common Units for the same price per security or (ii) any other Equity Securities of the Corporation unless substantially simultaneously therewith the Company redeems, repurchases or otherwise acquires from the Corporation an equal number of Equity Securities of the Company of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Corporation for the same price per security. The Company may not redeem, repurchase or otherwise acquire (A) any Common Units from the Corporation or any of its Subsidiaries unless substantially simultaneously therewith the Corporation or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Common Stock or Class B Common Stock for the same price per security from holders thereof or (B) any other Equity Securities of the Company from the Corporation or any of its Subsidiaries unless substantially simultaneously therewith the Corporation or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of the Corporation of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of the Corporation. Notwithstanding the foregoing, to the extent that any consideration payable by the Corporation in connection with the redemption or repurchase of any shares of Common Stock or other Equity Securities of the Corporation or any of its Subsidiaries consists (in whole or in part) of shares of Common Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the net settlement of an option, warrant, restricted stock unit or other similar instrument), then the redemption or repurchase of the corresponding Common Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

Section 3.06                                       Certificates Representing Units; Lost, Stolen or Destroyed Certificates; Registration and Transfer of Units.

(a)                                       Units shall not be certificated unless otherwise determined by the Manager. If the Manager determines that one or more Units shall be certificated, each such certificate shall be signed by or in the name of the Company, by the Chief Executive Officer and any other officer designated by the Manager and shall represent the number of Units held by such holder. Such certificate shall be in such form (and shall contain such legends) as the Manager may determine. Any or all of such signatures on any certificate representing one or more Units may be a facsimile, engraved or printed, to the extent permitted by applicable Law. The Manager agrees that it shall not elect to treat any Unit as a “security” within the meaning of Article 8 of the Uniform Commercial Code unless thereafter all Units then outstanding are represented by one or more certificates.

(b)                                       If Units are certificated, the Manager may direct that a new certificate representing one or more Units be issued in place of any certificate theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon delivery to the Manager of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Manager may require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

(c)                                        Upon surrender to the Company or the transfer agent of the Company, if any, of a certificate for one or more Units, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, in compliance with the provisions hereof, the Company shall issue a new certificate representing one or more Units to the Person entitled thereto, cancel the old certificate and record the transaction upon its books. Subject to the provisions of this Agreement, the Manager may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, Transfer and registration of Units.

Section 3.07                                       Negative Capital Accounts. No Member shall be required to pay to any other Member or the Company any deficit or negative balance which may exist from time to time in such Member’s Capital Account (including upon and after dissolution of the Company).

Section 3.08                                       No Withdrawal. No Person shall be entitled to withdraw any part of such Person’s Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement.

Section 3.09                                       Loans From Members. Loans by Members to the Company shall not be considered Capital Contributions. Subject to the provisions of Section 3.01(c), the amount of any such advances shall be a debt of the Company to such Member and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made.

Section 3.10                                       Tax Treatment of Corporate Equity Plans.

(a)                                       Options Granted to Persons Other than LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted over shares of Class A Common Stock to a Person other than an LLC Employee is duly exercised, notwithstanding the amount of the Capital Contribution actually made pursuant to Section 3.04(a), solely for U.S. federal (and applicable state and local) income tax purposes, the Corporation shall be deemed to have contributed to the Company as a Capital Contribution, in lieu of the Capital Contribution actually made and in consideration of additional Common Units, an amount equal to the Value of a share of Class A Common Stock as of the date of such exercise multiplied by the number of shares of Class A Common Stock then being issued by the Corporation in connection with the exercise of such stock option.

(b)                                       Options Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan, a stock option granted over shares of Class A Common Stock to an LLC Employee is duly exercised (including pursuant to any cashless exercise or net settlement arrangement), solely for U.S. federal (and applicable state and local) income tax purposes, the following transactions shall be deemed to have occurred:

(i)                                     The Corporation sold to the Optionee, and the Optionee purchased from the Corporation, for a cash price per share equal to the Value of a share of Class A Common Stock at the time of the exercise, the number of shares of Class A Common Stock equal to the quotient of (x) the exercise price payable by the Optionee in connection with the exercise of such stock option divided by (y) the Value of a share of Class A Common Stock at the time of such exercise.

(ii)                                  The Corporation sold to the Company (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Corporation sold to such Subsidiary), and the Company (or such Subsidiary, as applicable) purchased from the Corporation, a number of shares of Class A Common Stock equal to the excess of (x) the number of shares of Class A Common Stock as to which such stock option is being exercised over (y) the number of shares of Class A Common Stock sold pursuant to Section 3.10(b)(i) hereof. The purchase price per share of Class A Common Stock for such sale of shares of Class A Common Stock to the Company (or such Subsidiary) shall be the Value of a share of Class A Common Stock as of the date of exercise of such stock option.

(iii)                               The Company transferred to the Optionee (or if the Optionee is an employee of, or other service provider to, a Subsidiary, the Subsidiary transferred to the Optionee) at no additional cost to such LLC Employee and as additional compensation to such LLC Employee, the number of shares of Class A Common Stock described in Section 3.10(b)(ii).

(iv)                              The Corporation contributed any amounts received by the Corporation pursuant to Section 3.10(b)(i) and any amount deemed to be received by the Company pursuant to Section 3.10(b)(ii) in connection with the exercise of such stock option.

The transactions described in this Section 3.10(b) are intended to comply with the provisions of Section 1.1032-3 of the Treasury Regulations and shall be interpreted consistently therewith.

(c)                                        Stock Granted to LLC Employees. If at any time or from time to time, in connection with any Equity Plan, any shares of Class A Common Stock are issued to an LLC Employee (including any Corporation Restricted Shares) in consideration for services performed for the Company or any Subsidiary, on the date (such date, the “Vesting Date”) that the Value of such shares is includible in taxable income of such LLC Employee, the following events will be deemed to have occurred solely for U.S. federal (and applicable state and local) income tax purposes: (i) the Corporation shall be deemed to have sold such shares of Class A Common Stock to the Company (or if such LLC Employee is an employee of, or other service provider to, a Subsidiary, to such Subsidiary) for a purchase price equal to the Value of such shares of Class A Common Stock, (ii) the Company (or such Subsidiary) shall be deemed to have delivered such shares of Class A Common Stock to such LLC Employee, (iii) the Corporation shall be deemed to have contributed the purchase price for such shares of Class A Common Stock to the Company as a Capital

Contribution, and (iv) in the case where such LLC Employee is an employee of a Subsidiary, the Company shall be deemed to have contributed such amount to the capital of the Subsidiary.

(d)                                       Future Stock Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Corporation from adopting, modifying or terminating stock incentive plans for the benefit of employees, directors or other business associates of the Corporation, the Company or any of their respective Affiliates. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Corporation, amendments to this Section 3.10 may become necessary or advisable and that any approval or consent to any such amendments requested by the Corporation shall be deemed granted by the Manager without the requirement of any further consent or acknowledgement of any other Member.

(e)                                        Anti-dilution Adjustments. For all purposes of this Section 3.10, the number of shares of Class A Common Stock and the corresponding number of Common Units shall be determined after giving effect to all anti-dilution or similar adjustments that are applicable, as of the date of exercise or vesting, to the option, warrant, restricted stock or other equity interest that is being exercised or becomes vested under the applicable Equity Plan and applicable award or grant documentation.

Section 3.11                                       Dividend Reinvestment Plan, Cash Option Purchase Plan, Stock Incentive Plan or Other Plan. Except as may otherwise be provided in this Article III, all amounts received or deemed received by the Corporation in respect of any dividend reinvestment plan, cash option purchase plan, stock incentive or other stock or subscription plan or agreement, either (a) shall be utilized by the Corporation to effect open market purchases of shares of Class A Common Stock, or (b) if the Corporation elects instead to issue new shares of Class A Common Stock with respect to such amounts, shall be contributed by the Corporation to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Corporation a number of Common Units equal to the number of new shares of Class A Common Stock so issued.

ARTICLE IV. DISTRIBUTIONS

Section 4.01                                       Distributions.

(a)                                       Distributable Cash; Other Distributions. To the extent permitted by applicable Law and hereunder, Distributions to Members may be declared by the Manager out of Distributable Cash or other funds or property legally available therefor in such amounts and on such terms (including the payment dates of such Distributions) as the Manager shall determine, in its sole discretion using such record date as the Manager may designate; such Distributions shall be made to the Members as of the close of business on such record date on a pro rata basis in accordance with each Member’s Percentage Interest as of the close of business on such record date; provided, however, that the Manager shall have the obligation to make Distributions as set forth in Sections 4.01(b) and 14.02; provided further that, notwithstanding any other provision herein to the contrary, no Distributions shall be made to any Member to the extent such Distribution would violate Section 18-607 or Section 18-804 of the Delaware Act. Promptly following the designation of a record date and the declaration of a Distribution pursuant to this Section 4.01(a), the Manager shall give notice to each Member of the record date, the amount and the terms of the Distribution and the payment date thereof. In furtherance of the foregoing, it is intended that the Manager shall, to the extent permitted by applicable Law and hereunder, have the right in its sole discretion to make Distributions to the Members pursuant to this Section 4.01(a) in such amounts as shall enable the Corporation to pay dividends or to meet its obligations (or the obligations of its successor, if applicable), including its obligations under the Tax Receivable Agreement (to the extent such obligations are not otherwise able to be satisfied as a result of Tax Distributions required to be made pursuant to Section 4.01(b) or reimbursements required to be made pursuant to Section 6.06).

(b)                                       Tax Distributions. With respect to any tax period (or the portion thereof) ending after the date hereof, the Company shall, on each Tax Distribution Date, make Distributions to all Members pro rata, in accordance with each Member’s Percentage Interest, an amount of cash pursuant to this Section 4.01(b) until each Member has received an amount at least equal to its Assumed Tax Liability. To the extent that any Member would not otherwise receive its Percentage Interest of the aggregate tax Distributions to be paid pursuant to this Section 4.01(b) on any Tax Distribution Date, the tax Distributions to such Member shall be increased to ensure that all Distributions made pursuant to this Section 4.01(b) are made pro rata in accordance with such Member’s Percentage Interest. If, on a Tax Distribution Date, there are insufficient funds on hand to distribute to the Members the full amount of the tax Distributions to which such Members are otherwise entitled, Distributions pursuant to this Section 4.01(b) shall be made to the Members to the extent of available funds, in accordance with their Percentage Interests and the Company shall make future Tax Distributions as soon as funds sufficient to pay the remaining portion of the Tax Distributions to which such Members are otherwise entitled, become available.

(c)                                        Distributions to the Corporation. Notwithstanding the provisions of Section 5.03(a), the Manager, in its sole discretion, may authorize that (i) cash be paid to the Corporation (which payment shall be made without pro rata distributions to the other Members) in exchange for the redemption, repurchase or other acquisition of Units held by the Corporation to the extent that such cash payment is used to redeem, repurchase or otherwise acquire an equal number of shares of Class A Common Stock or Class B Common Stock in accordance with Section 3.05, and (ii) without limiting the provisions of Section 6.06, to the extent that the business and affairs of the Corporation are conducted through the Company or any of the Company’s direct or indirect Subsidiaries, cash (and, for the avoidance of doubt, only cash) distributions may be made to the Corporation (which distributions shall be made without pro rata distributions to the other Members) in amounts required for the Corporation to pay (w) operating, administrative and other similar costs incurred by the Corporation, including payments in respect of any Debt Agreement and preferred stock, to the extent the proceeds are used or will be used by the Corporation to pay expenses or other obligations described in this clause (ii) (in either case only to the extent economically equivalent indebtedness or Equity Securities of the Company were not issued to the Corporation), payments representing interest with respect to payments not made when due under the terms of the Tax Receivable Agreement and payments pursuant to any legal, tax, accounting and other professional fees and expenses (but, for the avoidance of doubt, excluding any tax liabilities of the Corporation), (x) any judgments, settlements, penalties, fines or other costs and expenses in respect of any claims against, or any litigation or proceedings involving, the Corporation, and (y) fees and expenses (including any underwriter discounts and commissions) related to any securities offering, investment or acquisition transaction (whether or not successful) authorized by the Corporate Board.

(d)                                       Distributions in Kind. Any distributions in kind shall be made at such times and in such amounts as the Manager, in its sole discretion, shall determine based on their fair market value as determined by the Manager in the same proportions as if distributed in accordance with Section 4.01(a), with all Members participating in proportion to their respective Percentage Interests. If cash and property are to be distributed in kind simultaneously, the Company shall distribute such cash and property in kind in the same proportion to each Member. For the purposes of this Section 4.01(d), if any such distribution in kind includes securities, distributions to the Members shall be deemed proportionate notwithstanding that the holders of Common Units that are included in Class D Paired Interests receive securities that have no more than ten times the voting power of securities distributed to the holder of Common Units that are included in Class C Paired Interests, so long as such securities issued to the holders of Common Units that are included in Class D Paired Interests remain subject to automatic conversion on terms no more favorable to such holders than those set forth in Section 5.1(ii) of the Corporation Charter.

Section 4.02                                       Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company, its Subsidiaries and their respective Affiliates shall not make, or cause to be made, any Distribution to any Member (and the Company shall not make any Distribution to the Corporation) on account of any Company Interest if such Distribution would violate any applicable Law or the terms of any Debt Agreement or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) thereunder.

ARTICLE V.
CAPITAL ACCOUNTS; ALLOCATIONS; TAX MATTERS

Section 5.01                                       Capital Accounts.

(a)                                       The Company shall maintain a separate Capital Account for each Member according to the rules of Section 1.704-1(b)(2)(iv) of the Treasury Regulations. For this purpose, the Company may (in the reasonable discretion of the Manager), upon the occurrence of the events specified in Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, increase or decrease the Capital Accounts in accordance with the rules of such Treasury Regulations and Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations to reflect a revaluation of Company property. The Capital Account balance of each of the Members as of the date hereof, as adjusted in accordance with Section 1.704-1(b)(2)(iv)(f) of the Treasury Regulations, is its respective “Contribution Closing Capital Account Balance” set forth on the Schedule of Members.

(b)                                       For purposes of computing the amount of any item of Company income, gain, loss or deduction to be allocated pursuant to this Article V and to be reflected in the

Capital Accounts of the Members, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for U.S. federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, however, that:

(i)                                     The computation of all items of income, gain, loss and deduction shall include those items described in Sections 705(a)(l)(B) or 705(a)(2)(B) of the Code and Section 1.704-1(b)(2)(iv)(i) of the Treasury Regulations, without regard to the fact that such items are not includable in gross income or are not deductible for U.S. federal income tax purposes.

(ii)                                  If the Book Value of any Company property is adjusted pursuant to Section 1.704-1(b)(2)(iv)(e) or (f) of the Treasury Regulations, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)                               Items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)                              In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing Profits or Losses, there shall be taken into account Depreciation for such Taxable Year or other Fiscal Period.

(v)                                 To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Sections 732(d), 734(b) or 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(vi)                              Items specifically allocated under Section 5.03 shall be excluded from the computation of Profits and Losses.

Section 5.02                                       Allocations. After giving effect to the allocations under Section 5.03, and subject to Section 5.04, Profits, Losses and, to the extent necessary, individual items of income, gain, loss, credit and deduction, for any Taxable Year or other Fiscal Period shall be allocated among the Capital Accounts of the Members on a pro rata basis in accordance with each Member’s Percentage Interest.

Section 5.03                                       Regulatory and Special Allocations.

(a)                                       Partner nonrecourse deductions (as defined in Section 1.704-2(i)(2)) of the Treasury Regulations attributable to partner nonrecourse debt (as defined in Section 1.704-2(b)(4) of the Treasury Regulations) shall be allocated in the manner required by Section 1.704-2(i) of the Treasury Regulations. If there is a net decrease during a Taxable Year in Member Minimum Gain, items of Company income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Members in the amounts and of such character as determined according to Section 1.704-2(i)(4) of the Treasury Regulations.

(b)                                       Nonrecourse deductions (as determined according to Section 1.704-2(b)(1) of the Treasury Regulations) for any Taxable Year shall be allocated pro rata among the Members in accordance with their Percentage Interests. Except as otherwise provided in Section 5.03(a), if there is a net decrease in the Company Minimum Gain during any Taxable Year, each Member shall be allocated items of Company income and gain for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Section 1.704-2(f) of the Treasury Regulations. This Section 5.03(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Section 1.704-2(f) of the Treasury Regulations, and shall be interpreted in a manner consistent therewith.

(c)                                        If any Member that unexpectedly receives an adjustment, allocation or Distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations has an Adjusted Capital Account Deficit as of the end of any Taxable Year, computed after the application of  Sections 5.03(a) and 5.03(b) but before the application of any other provision of this Article V, then items of Company income and gain for such Taxable Year shall be allocated to such Member in proportion to, and to the extent of, such Adjusted Capital Account Deficit. This Section 5.03(c) is intended to be a qualified income offset provision as described in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted in a manner consistent therewith.

(d)                                       If the allocation of Losses to a Member as provided in Section 5.02 would create or increase an Adjusted Capital Account Deficit, there shall be allocated to such Member only that amount of Losses as will not create or increase an Adjusted Capital Account Deficit. The Losses that would, absent the application of the preceding sentence, otherwise be allocated to such Member shall be allocated to the other Members in accordance with their relative Percentage Interests, subject to this Section 5.03(d).

(e)                                        Profits and Losses described in Section 5.01(b)(v) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Section 1.704-1(b)(2)(iv)(j) and (m) of the Treasury Regulations.

(f)                                         The allocations set forth in Section 5.03(a) through and including Section 5.03(d) (the “Regulatory Allocations”) are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Treasury Regulations. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profit and Loss of the Company or make Distributions. Accordingly, notwithstanding the other provisions of this Article V, but subject to the Regulatory Allocations, income, gain, deduction and loss shall be reallocated among the Members so as to eliminate the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts (or as close thereto as possible) they would have been if Profit and Loss (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations. In general, the Members anticipate that this will be accomplished by specially allocating other Profit and Loss (and such other items of income, gain, deduction and loss) among the Members so that the net amount of the Regulatory Allocations and such special allocations to each such Member is zero. In addition, if in any Taxable Year or other Fiscal Period there is a decrease in Company Minimum Gain, or in Member Minimum Gain, and application of the minimum gain chargeback requirements set forth in Section 5.03(a) or  Section 5.03(b) would cause a distortion in the economic arrangement among the Members, the Members may, if they do not expect that the Company will have sufficient other income to correct such distortion, request the Internal Revenue Service to waive either or both of such minimum gain chargeback requirements. If such request is granted, this Agreement shall be applied in such instance as if it did not contain such minimum gain chargeback requirement.

Section 5.04                                       Final Allocations. Notwithstanding any contrary provision in this Agreement except Section 5.03, the Manager shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members upon the liquidation of the Company (within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Treasury Regulations), the transfer of substantially all the Units (whether by sale or exchange or merger) or sale of all or substantially all the assets of the Company, such that, to the maximum extent possible, the Capital Accounts of the Members are proportionate to their Percentage Interests. In each case, such adjustments or allocations shall occur, to the maximum extent possible, in the Fiscal Year of the event requiring such adjustments or allocations.

Section 5.05                                       Tax Allocations.

(a)                                       The income, gains, losses, deductions and credits of the Company will be allocated, for U.S. federal (and applicable state and local) income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts; provided that if any such allocation is not permitted by the Code or other applicable Law, the Company’s subsequent income, gains, losses, deductions and credits will be allocated among the Members so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)                                       Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Section 704(c) of the Code so as to take account of any variation between the adjusted basis of such property to the Company for U.S. federal income tax purposes and its Book Value in a manner consistent with Section 704(c) of the Code and the applicable Treasury Regulations using any method approved under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, as determined by the Manager.

(c)                                        If the Book Value of any Company asset is adjusted pursuant to Section 5.01(b), subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. federal income tax purposes and its Book Value in the same manner as under

Section 704(c) of the Code using the remedial method, as described in Section 1.704-3(d) of the Treasury Regulations.

(d)                                       Allocations of tax credits, tax credit recapture, and any items related thereto shall be allocated to the Members pro rata as determined by the Manager taking into account the principles of Section 1.704-1(b)(4)(ii) of the Treasury Regulations.

(e)                                        For purposes of determining a Member’s pro rata share of the Company’s “excess nonrecourse liabilities” within the meaning of Treasury Regulation Section 1.752-3(a)(3), each Member’s interest in income and gain shall be in proportion to the Units held by such Member.

(f)                                         Allocations pursuant to this Section 5.05 are solely for purposes of U.S. federal (and applicable state and local) income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, Distributions or other Company items pursuant to any provision of this Agreement.

Section 5.06                                       Indemnification and Reimbursement for Payments on Behalf of a Member. If the Company is obligated to pay any amount to a Governmental Entity (or otherwise makes a payment to a Governmental Entity) that is specifically attributable to a Member or a Member’s status as such (including U.S. federal withholding taxes, U.S. federal income taxes as a result of obligations pursuant to the Revised Partnership Audit Provisions with respect to items of income, gain, loss deduction or credit allocable or attributable to such Member, state personal property taxes and state unincorporated business taxes, but excluding payments such as professional association fees and the like made voluntarily by the Company on behalf of any Member based upon such Member’s status as an employee of the Company), then such Person shall indemnify the Company and the other Members in full for the entire amount paid (including interest, penalties and related expenses). The Manager may offset Distributions to which a Person is otherwise entitled under this Agreement against such Person’s obligation to indemnify the Company under this Section 5.06. A Member’s obligation to make contributions to the Company under this Section 5.06 shall survive the termination, dissolution, liquidation and winding up of the Company, and for purposes of this Section 5.06, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 5.06, including instituting a lawsuit to collect such contribution with interest calculated at a rate per annum equal to the sum of the Base Rate plus 300 basis points (but not in excess of the highest rate per annum permitted by Law). Each Member hereby agrees to furnish to the Company such information and forms as required or reasonably requested in order to comply with any laws and regulations governing withholding of tax or in order to claim any reduced rate of, or exemption from, withholding to which the Member is legally entitled.

ARTICLE VI.
MANAGEMENT

Section 6.01                                       Authority of Manager.

(a)                                       Except for situations in which the approval of any Member(s) is specifically required by this Agreement, or as otherwise provided in this Agreement, (i) all management powers over the business and affairs of the Company shall be exclusively vested in the Corporation, as the sole manager of the Company (the Corporation, in such capacity, or any other Person appointed in accordance with Section 6.04, the “Manager”) and (ii) the Manager shall, through its officers and directors, conduct, direct and exercise full control over all activities of the Company. The Manager shall be the “manager” of the Company for the purposes of the Delaware Act. Except as otherwise expressly provided for herein and subject to the other provisions of this Agreement, the Members hereby consent to the exercise by the Manager of all such powers and rights conferred on the Members by the Delaware Act with respect to the management and control of the Company. Any vacancies in the position of Manager shall be filled in accordance with Section 6.04.

(b)                                       Without limiting the authority of the Manager to act on behalf of the Company, the day-to-day business and operations of the Company shall be overseen and implemented by officers of the Company (each, an “Officer” and collectively, the “Officers”), subject to the limitations imposed by the Manager. An Officer may, but need not, be a Member. Each Officer shall be appointed by the Manager and shall hold office until his or her successor shall be duly designated and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any one Person may hold more than one office. Subject to the other provisions in this Agreement (including in Section 6.07), the salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Manager. The authority and responsibility of the Officers shall include, but not be limited to, such duties as the Manager may, from time to time, delegate to them and the carrying out of the Company’s business and affairs on a day-to-day basis. An Officer may also perform one or more roles as an officer of the Manager. The Manager may remove any Officer from office at any time, with or without cause. If any vacancy shall occur in any office, for any reason whatsoever, then the Manager shall have the right to appoint a new Officer to fill the vacancy.

(c)                                        Subject to the other provisions of this Agreement, the Manager shall have the power and authority to effectuate the sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, consolidation, reorganization, division or other combination of the Company with or into another entity, for the avoidance of doubt, without the prior consent of any Member or any other Person being required.

Section 6.02                                       Actions of the Manager. The Manager may act through any Officer or through any other Person or Persons to whom authority and duties have been delegated pursuant to Section 6.07.

Section 6.03                                       Resignation; No Removal. The Corporation shall not, by any means, resign as, cease to be or be replaced as the Manager except in compliance with this Section 6.03. No termination or replacement of the Corporation as the Manager shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of the Corporation

(or its successor, if applicable) and any new Manager and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than the Corporation (or its successor, as applicable) as the Manager shall be effective unless the Corporation (or its successor, as applicable) and the new Manager (as applicable) provide all of the other Members with contractual rights, directly enforceable by such other Members against the Corporation (or its successor, as applicable) and the new Manager (as applicable), to cause (a) the Corporation to comply with all of the Corporation’s obligations under this Agreement (including its obligations under Article XI) other than those that must necessarily be taken in its capacity as the Manager and (b) the new Manager to comply with all of the Manager’s obligations under this Agreement. For the avoidance of doubt, the Members have no right under this Agreement to remove or replace the Manager.

Section 6.04                                       Vacancies. Vacancies in the position of Manager occurring for any reason shall be filled by the Corporation (or, if the Corporation has ceased to exist without any successor or assign, then by the holders of a majority in interest of the voting capital stock of the Corporation immediately prior to such cessation). For the avoidance of doubt, the Members (other than the Corporation) have no right under this Agreement to fill any vacancy in the position of Manager.

Section 6.05                                       Transactions Between Company and Manager. The Manager may cause the Company to contract and deal with the Manager or any Affiliate of the Manager; provided that such contracts and dealings (other than contracts and dealings between the Company and its Subsidiaries) (i) (a) are on terms comparable to and competitive with those available to the Company from others dealing at arm’s length and (b) other than in the case of a Disposition Event or Corporation Offer, would not result in the Company ceasing to be classified as a partnership for U.S. federal income tax purposes, or (ii) are approved by the Majority Members and, in any case, would not violate any provision of or result in a default (or an event that, with notice or the lapse of time or both, would constitute a default) under any Debt Agreement. The Members hereby approve each of the contracts and agreements between or among the Manager, the Company and their respective Affiliates entered into on or prior to the date of this Agreement or that the Corporate Board (or a committee thereof) has approved in connection with the IPO including the Common Unit Purchase Agreement.

Section 6.06                                       Reimbursement for Expenses. The Manager shall not be compensated for its services as Manager of the Company except as expressly provided in this Agreement. The Members acknowledge and agree that, upon consummation of the IPO, the Manager’s Class A Common Stock will be publicly traded and therefore the Manager will have access to the public capital markets and that such status and the services performed by the Manager will inure to the benefit of the Company and all Members; therefore, the Manager shall be reimbursed by the Company for any reasonable out-of-pocket expenses incurred on behalf of the Company, including all fees, expenses and costs (a) associated with the IPO, (b) of being a public company (including public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and (c) maintaining its existence as a separate legal entity, but excluding, for the avoidance of doubt, any payment obligations of the Corporation under the Tax Receivable Agreement.  To the extent practicable, expenses incurred by the Manager on behalf of or for the benefit of the Company shall be billed directly to and paid by the Company and, if and to the extent any reimbursements to the Manager or any of its Affiliates by the Company pursuant to this Section 6.06 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Section 707(c) of the Code and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 6.07                                       Delegation of Authority. The Manager (a) may, from time to time, delegate to one or more Persons such authority and duties as the Manager may deem advisable, and (b) may assign titles (including president, chief executive officer, chief financial officer, chief operating officer, chief administrative officer, vice president, secretary, assistant secretary, treasurer or assistant treasurer) and delegate certain authority and duties to such Persons as the same may be amended, restated, supplemented or otherwise modified from time to time. Any number of titles may be held by the same individual. The salaries or other compensation, if any, of such agents of the Company shall be fixed from time to time by the Manager, subject to the other provisions in this Agreement. Notwithstanding such delegation, the Manager will remain responsible for management of the Company.

Section 6.08                                       Limitation of Liability of Manager.

(a)                                       Except as otherwise provided herein or in an agreement entered into by such Person and the Company, neither the Manager nor any of the Manager’s Affiliates or the Manager’s officers, employees or other agents nor their respective agents shall be liable to the Company or to any Member that is not the Manager or to any other Person bound by this Agreement for any act or omission performed or omitted by the Manager in its capacity as the sole manager of the Company pursuant to authority granted to the Manager by this Agreement; provided, however, that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to the Manager’s or its Affiliates’ or their respective agents’ gross negligence, bad faith, willful misconduct or violation of Law in which the Manager or such Affiliate or their respective agents’ acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by the Manager or its Affiliates contained herein or in the other agreements with the Company. The Manager may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and, to the fullest extent permitted by applicable Law, shall not be responsible for any misconduct or negligence on the part of any such agent (so long as such agent was selected in good faith and with reasonable care). The Manager shall be entitled to rely upon the advice of legal counsel, independent public accountants and other experts, including financial advisors, and any act of or failure to act by the Manager in good faith reliance on such advice shall in no event subject the Manager to liability to the Company or any Member that is not the Manager.

(b)                                       Whenever in this Agreement or any other agreement contemplated herein, the Manager is permitted or required to take any action or to make a decision in its “sole discretion” or “discretion,” with “complete discretion” or under a grant of similar authority or latitude, the Manager shall be entitled to consider such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by applicable Law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or other Members or any other Person.

(c)                                        Whenever in this Agreement the Manager is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Manager shall act under such express standard and, to the fullest extent permitted by applicable Law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Manager acts in good faith, the resolution, action or terms so made, taken or provided by the Manager shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Manager or any of the Manager’s Affiliates or their representative or agents and shall be deemed approved by all the Members.

Section 6.09                                       Investment Company Act. The Manager shall use its best efforts to ensure that the Company shall not be subject to registration as an investment company pursuant to the Investment Company Act.

Section 6.10                                       Outside Activities of the Manager. The Manager shall not, directly or indirectly, enter into or conduct any business or operations, other than in connection with (a) the ownership, acquisition and disposition of Common Units, (b) the management of the business and affairs of the Blocker, the Company and its Subsidiaries, (c) the operation of the Manager as a reporting company with a class (or classes) of securities registered under Section 12 of the Exchange Act and listed on a securities exchange, (d) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests of the Corporation or the Company or any of its Subsidiaries, (e) financing or refinancing of any type related to the Corporation, the Company, its Subsidiaries or their assets or activities, including the provision of guarantees and collateral in connection therewith, (f) treasury and treasury management, (g) stock repurchases, (h) the declaration and payment of dividends with respect to any class of securities, and (i) such activities as are incidental to the foregoing; provided, however, that, except as otherwise provided herein, the net proceeds of any financing raised by the Manager pursuant to the preceding clauses (d) and (e) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate; provided further, that the Manager may, in its sole discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries so long as the Manager takes commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, the Members shall negotiate in good faith to amend this Agreement to reflect such activities and the direct ownership of assets by the Manager. Nothing contained herein shall be deemed to prohibit the Manager from executing any guarantee of indebtedness of the Company or its Subsidiaries.

ARTICLE VII.
RIGHTS AND OBLIGATIONS OF MEMBERS

Section 7.01                                       Limitation of Liability and Duties of Members; Investment Opportunities.

(a)                                       Except as provided in this Agreement or in the Delaware Act, the debt, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and no Member (including the Manager) shall be obligated personally for any debt, obligation or liability solely by reason of being a Member or acting as the Manager of the Company. Notwithstanding anything contained herein to the contrary, to the fullest extent permitted by applicable Law, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Delaware Act shall not be grounds for imposing personal liability on the Members for liabilities of the Company.

(b)                                       In accordance with the Delaware Act and the Laws of the State of Delaware, a Member may, under certain circumstances, be required to return amounts previously distributed to such Member. To the fullest extent permitted by applicable Law, it is the intent of the Members that no Distribution to any Member pursuant to this Agreement shall be deemed a return of money or other property paid or distributed in violation of the Delaware Act. The payment of any such money or Distribution of any such property to a Member shall be deemed to be a compromise within the meaning of Section 18-502(b) of the Delaware Act, and, to the fullest extent permitted by Law, any Member receiving any such money or property shall not be required to return any such money or property to the Company or any other Person, unless such distribution was made by the Company to its Members in clerical error or contrary to applicable Law. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

(c)                                        Notwithstanding any other provision of this Agreement (subject to Section 6.08 with respect to the Manager), to the extent that, at Law or in equity, any Member (including without limitation, the Manager but subject to Section 6.08 with respect to the Manager) (or such Member’s Affiliate or any manager, managing member, general partner, director, officer, employee, agent, fiduciary or trustee of such Member or of any Affiliate of such Member (each Person described in this parenthetical, a “Related Person”)) has duties (including fiduciary duties (other than any fiduciary duty owed by such Member or Related Person to the Corporation)) to the Company, to the Manager, to another Member, to any Person who acquires an interest in a Company Interest or to any other Person bound by this Agreement, all such duties are hereby eliminated, to the fullest extent permitted by Law, and replaced with the duties or standards expressly set forth herein, if any; provided, however, that each Member (including the Manager) shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing. The elimination of such duties to the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement and replacement thereof with the duties or standards expressly set forth herein, if any, are approved by the Company, the Manager, each of the Members, each other Person who acquires an interest in a Company Interest and each other Person bound by this Agreement.

Section 7.02                                       Lack of Authority. Except as expressly provided herein, neither the Members nor any class of Members shall have the power or authority to vote, approve or consent to any matter or action taken by the Company. No Member, other than the Manager or a duly appointed Officer, in each case in its capacity as such, has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company or to make any expenditure on behalf of the Company. The Members hereby consent to the exercise by the Manager of the powers conferred on the Manager by Law and this Agreement.

Section 7.03                                       No Right of Partition. No Member, other than the Manager, shall have the right to seek or obtain partition by court decree or operation of Law of any Company property, or the right to own or use particular or individual assets of the Company.

Section 7.04                                       Indemnification.

(a)                                       Subject to Section 5.06, the Company hereby agrees to indemnify and hold harmless any Person (each an “Indemnified Person”) to the fullest extent permitted under applicable Law, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Company is providing immediately prior to such amendment), against all expenses, liabilities, damages and losses (including attorneys’ fees, judgments, amounts paid in settlement, fines, excise taxes, interest or penalties) reasonably incurred or suffered by such Person (or one or more of such Person’s Affiliates) by reason of the fact that such Person is or was serving as the Manager or officer of the Company or as an officer or member of the board (or equivalent body) of any of its Subsidiaries or is or was serving at the request of the Company or such Subsidiary as a manager, officer, director, principal or member of another corporation, partnership, joint venture, limited liability company, trust or other enterprise; provided, however, that no Indemnified Person shall be indemnified for any expenses, liabilities, damages and losses (including attorneys’ fees, judgments, amounts paid in settlement, fines, excise taxes, interest or penalties) incurred or suffered that are attributable to such Indemnified Person’s or its Affiliates’ gross negligence, bad faith, willful misconduct or violation of Law in which such Indemnified Person or such Affiliate acted with knowledge that its conduct was unlawful, or for any present or future breaches of any representations, warranties, covenants or obligations by such Indemnified Person or its Affiliates contained herein or in the other agreements with the Company. Reasonable expenses, including attorneys’ fees, incurred by any such Indemnified Person in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company.  Any reference to an officer of the Company or its Subsidiaries in this Section 7.04 shall be deemed to refer exclusively to the chief executive officer, president, general counsel, secretary, chief technology officer, chief financial officer, chief administrative officer or the treasurer of the Company or its Subsidiaries or other officer of the Company or its Subsidiaries appointed from time to time by the Board or by the board of directors or equivalent governing body, as applicable, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Company or its Subsidiary or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but not an officer thereof as described in the preceding sentence, has been given or has used the title of “Vice President”, “Managing Director”, “Director” or any other title that could be construed to suggest or imply that such person is or may be such a member of the board or officer, as applicable, of the Company or such Subsidiary or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, such a member of the board or officer, as applicable, of the Company or its Subsidiary or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Section 7.04.

(b)                                       The right to indemnification and the advancement of expenses conferred in this Section 7.04 shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, agreement, bylaw, action by the Manager or otherwise.

(c)                                        The Company shall maintain directors’ and officers’ liability insurance, or substantially equivalent insurance, at its expense, to protect any Indemnified Person (and the investment funds, if any, they represent) against any expense, liability or loss described in Section 7.04(a) whether or not the Company would have the power to indemnify such Indemnified Person against such expense, liability or loss under the provisions of this Section 7.04. The Company shall use its commercially reasonable efforts to purchase and maintain property, casualty and liability insurance in types and at levels customary for companies of similar size engaged in similar lines of business, as determined in good faith by the Manager, and the Company shall use its commercially reasonable efforts to purchase directors’ and officers’ liability insurance (including employment practices coverage) with a carrier and in an amount that is necessary or desirable as determined in good faith by the Manager.

(d)                                       Notwithstanding any provision to the contrary in this Agreement, (including in this Section 7.04), the Company agrees that any indemnification and advancement of expenses available to any current or former Indemnified Person from any investment fund that is an Affiliate of the Company who served as a director of the Company by virtue of such Person’s service as a member, director, partner or employee of any such fund prior to or following the Effective Time (any such Person, a “Sponsor Person”) shall be secondary to the indemnification and advancement of expenses to be provided by the Company pursuant to this Section 7.04. Such indemnification and advancement of expenses shall be provided out of and to the extent of Company assets only and no Member (unless such Member otherwise agrees in writing or is found in a final decision by a court of competent jurisdiction to have personal liability on account thereof) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity of the Company. The Company (i) shall be the primary indemnitor of first resort for such Sponsor Person pursuant to this Section 7.04 and (ii) shall be fully responsible for the advancement of all expenses and payment of all damages or liabilities with respect to such Sponsor Person which are addressed by this Section 7.04.

(e)                                        The Manager may (acting through the Corporate Board), to the extent authorized from time to time by a resolution adopted by the Corporate Board, grant rights to indemnification and to the advancement of expenses to any person, including without limitation any employee or other agent of the Company, or any director, officer, employee, agent, trustee, member, stockholder, partner, incorporator or liquidator of any Subsidiary of the Company or any other enterprise, with any such rights subject to the terms, conditions and limitations established pursuant to the board resolution.

(f)                                         If this Section 7.04 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person pursuant to this Section 7.04 to the fullest extent permitted by any applicable portion of this Section 7.04 that shall not have been invalidated and to the fullest extent permitted by applicable Law.

Section 7.05                                       Members Right to Act. For matters that require the approval of the Members, the Members shall act through meetings and written consents as described in paragraphs (a) and (b) below:

(a)                                       Except as otherwise expressly provided by this Agreement, acts by the Members holding a majority of the outstanding Units, voting together as a single class, shall be the acts of the Members. Any Member entitled to vote at a meeting of Members may authorize another person or persons to act for it by proxy. An electronic mail, telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 7.05(a). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and that the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or, if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.

(b)                                       The actions by the Members permitted hereunder may be taken at a meeting called by the Manager or by the Members holding a majority of the Units entitled to vote or consent on such matter on at least forty eight (48) hours’ prior written notice to the other Members entitled to vote or consent, which notice shall state the purpose or purposes for which such meeting is being called. The actions taken by the Members entitled to vote or consent at any meeting (as opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice if (but not until), either before, at or after the meeting, the Members entitled to vote or consent as to whom it was improperly held signs a written waiver of notice or a consent to the holding of such meeting or an approval of the minutes thereof. The actions by the Members entitled to vote or consent may be taken by vote of the Members entitled to vote or consent at a meeting or by written consent (without the requirement of prior notice), so long as such consent is signed by Members having not less than the minimum number of Units that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted. Prompt notice of the action so taken without a meeting shall be given to those Members entitled to vote or consent who have not consented in writing, which notice shall state the purpose or purposes for which such consent is required and may be delivered via email; provided, however, that the failure to give any such notice shall not affect the validity of the action taken by such written consent. Any action taken pursuant to such written consent of the Members shall have the same force and effect as if taken by the Members at a meeting thereof.

Section 7.06                                       Inspection Rights. Subject to Section 16.02, the Company shall permit each Member and each of its designated representatives to examine the books and records of the Company or any of its Subsidiaries at the principal office of the Company or such other location as the Manager shall reasonably approve during reasonable business hours, and, make copies and extracts therefrom, at such Member’s expense, for any purpose reasonably related to such Member’s Company Interest; provided that Manager has a right to keep confidential from the Members certain information in accordance with Section 18-305 of the Delaware Act.

ARTICLE VIII.
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.01                                       Records and Accounting. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.01. All matters concerning (a) the determination of the relative amount of allocations and Distributions among the Members pursuant to Articles IV and V and (b) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

Section 8.02                                       Fiscal Year. The Fiscal Year of the Company shall end on December 31 of each year or such other date as may be established by the Manager.

ARTICLE IX.
TAX MATTERS

Section 9.01                                       Preparation of Tax Returns. The Manager shall arrange, at the Company’s expense, for the preparation and timely filing of all tax returns required to be filed by the Company. On or before March 15, June 15, September 15, and December 15 of each Fiscal Year, the Company shall send to each Person who was a Member at any time during the prior quarter, an estimate of allocations to such Member of taxable income, gains, losses, deductions and credits for the prior quarter, which estimate shall have been reviewed by the Company’s outside tax accountants. In addition, no later than the later of (i) March 31 following the end of the prior Fiscal Year, and (ii) thirty (30) Business Days after the issuance of the final financial statement report for a Fiscal Year by the Company’s auditors, the Company shall send to each Person who was a Member at any time during such Fiscal Year, a statement showing such Member’s (A) final state tax apportionment information, (B) allocations to the Members of taxable income, gains, losses, deductions and credits for such Fiscal Year, and (C) a completed IRS Schedule K-1. Each Member shall notify the other Members upon receipt of any notice of any material income tax examination of the Company by U.S. federal, state or local authorities. Subject to the terms and conditions of this Agreement, in its capacity as Tax Matters Partner or Partnership Representative, the Corporation shall have the authority to prepare the tax returns of the Company using such permissible methods and elections as it determines in its reasonable discretion; provided, that the Corporation shall require the consent of any Member that is materially adversely and disproportionately affected by any such method or election.

Section 9.02                                       Tax Elections. The Taxable Year shall end on such date as may be established by the Manager in accordance with Section 706 of the Code. The Company and any eligible Subsidiary shall make an election pursuant to Section 754 of the Code, shall not thereafter revoke such election and shall make a new election pursuant to Section 754 to the extent necessary following any “termination” of the Company or the Subsidiary under Section 708 of the Code. Each Member will, upon request, supply any information reasonably necessary to give proper effect to any such elections.

Section 9.03                                       Tax Controversies.

(a)                                       With respect to Taxable Years beginning on or before December 31, 2017, the Corporation is hereby designated the Tax Matters Partner of the Company, within the meaning given to such term in Section 6231 of the Code (the Corporation, in such capacity, the “Tax Matters Partner”) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Partner shall promptly deliver to each of the other Members a copy of all notices, communications, reports and writings received from the Internal Revenue Service relating to or reasonably expected to result in an adjustment of Company items, and keep each of the Members advised of all material developments with respect to any proposed adjustments which come to its attention. The Tax Matters Partner may not settle any administrative or judicial proceeding or enter into any agreement (including extending the period of limitations) with the Internal Revenue Service, in each case, without the affirmative written consent of each of (i) the Bank Member Representative, if such settlement or agreement would reasonably be expected to have a material and adverse impact on any current or former Bank Member in a manner that disproportionately and adversely affects such Bank Member as compared with either the Refinitiv Member or the Manager, and (ii) the Refinitiv Member.

(b)                                       With respect to Taxable Years beginning after December 31, 2017, pursuant to the Revised Partnership Audit Provisions, the Corporation shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the “partnership representative” of the Company, within the meaning given to such term in Section 6223 of the Code (the Corporation, in such capacity, the “Partnership Representative”) for purposes of the Code. The Partnership Representative shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the Partnership Representative, and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Partnership Representative shall promptly deliver to each of the other Members a copy of all notices, communications, reports and writings received from the Internal Revenue Service relating to or reasonably expected to result in an adjustment of Company items, and keep each of the Members advised of all material developments with respect to any proposed adjustments which come to its attention.   The Partnership Representative may not settle any administrative or judicial proceeding or enter into any agreement (including extending the period of limitations) with the Internal Revenue Service, in each case, without the affirmative written consent of each of (i) the Bank Member Representative (so long as at least one current or former Bank Member was a Member during the tax period for which the proceeding relates), if such settlement or agreement would reasonably be expected to have a material and adverse impact on any current or former Bank Member in a manner that disproportionately and adversely affects such Bank Member as compared with either Refinitiv Member or the Manager, and (ii) the Refinitiv Member (so long as the Refinitiv Member was a Member during the tax period for which the relevant proceeding relates). Notwithstanding anything herein to the contrary, the Partnership Representative (x) shall make the election provided by Section 6226 of the Code (a “Push-Out Election”) with respect to any notice of final partnership adjustment issued by the Internal Revenue Service (the “IRS”) to the Company reflecting imputed underpayments totaling $500,000 or more, and (y) shall be permitted to make a Push-Out Election with respect to any other notice of final partnership adjustment for which such election is available; provided, that, if the Company does not intend to make a Push-Out Election with respect to an audit, the Company shall cooperate with any Member, upon such Member’s request, to seek the modifications described in Section 6225(c)(2)(B) of the Code with respect to adjustments proposed by the IRS that are properly allocable to such Member.

(c)                                        With respect to last sentence of Section 9.03(a) and the penultimate sentence of Section 9.03(b), if (i) the Bank Member Representative was not a Member during the tax period for which the tax proceeding relates, or (ii) there is no current Bank Member Representative, then the Plurality Bank Member at the commencement of the Taxable Year or years for which the relevant tax proceeding relates shall be the Bank Member Representative for purposes of such proceeding.  With respect to any audit or proceeding, if the Bank Member Representative does not meet the condition of clause (ii) of the previous sentence, such Bank Member Representative shall be entitled to appoint the current or former Bank Member that meets such condition as its replacement, with the consent of the Manager.

ARTICLE X.
RESTRICTIONS ON TRANSFER OF UNITS

Section 10.01                                Transfers by Members.

(a)                                       No holder of Units may Transfer any interest in any Units, except Transfers (i) pursuant to and in accordance with Section 10.02, (ii) approved in writing by the Manager (other than any Transfer by the Manager), or (iii) in the case of Transfers by the Manager, to any Person who succeeds to the Manager in accordance with Section 6.04, in the case of clauses (i) and (ii), subject to Section 10.01(c) and Section 10.01(d), any contractual lock-up period applicable to such Member in any agreement between such Member and any underwriter and/or the Company, the Corporation or any of their controlled Affiliates. Notwithstanding the foregoing, “Transfer” shall not include an event that terminates the existence of a Member for income tax purposes (including a change in entity classification of a Member under Section 301.7701-3 of the Treasury Regulations, a sale of assets by, or liquidation of, a Member pursuant to an election under Sections 336 or 338 of the Code, or merger, severance, or allocation within a trust or among sub-trusts of a trust that is a Member), but that does not terminate the existence of such Member under applicable state Law (or, in the case of a trust that is a Member, does not terminate the trusteeship of the fiduciaries under such trust with respect to all the Company Interests of such trust that is a Member).

(b)                                       Notwithstanding anything to the contrary in this Article X, the following shall not be considered a “Transfer” for purposes of this Agreement: (i) the exchange of Class B Common Stock for Class A Common Stock and the exchange of Class D Common Stock for Class C Common Stock, which shall be pursuant to, and in accordance with, the Corporation Charter, (ii) a Transfer of Registrable Securities (as such term is defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement, (iii) any other Transfer of shares of Class A Common Stock or Class B Common Stock (subject to Section 5.11(ii) of the Corporation Charter), and (iv) (A) any Redemption or Direct Exchange in accordance with Article XI hereof, or (B) a Transfer by a Member to the Corporation or any of its Subsidiaries.

(c)                                        In the case of a Transfer (other than a Redemption or Direct Exchange) by any Original Member (other than the Corporation) of Common Units to a transferee in accordance with this Article X, such Member (or any subsequent transferee of such Member) shall be required to also Transfer a number of shares of Class C Common Stock or Class D Common Stock, as applicable, subject to the automatic conversion provisions in the Corporation Charter, corresponding to the number of such Member’s (or subsequent transferee’s) Common Units that were Transferred in the transaction to such transferee.

(d)                                       All Transfers are subject to the additional limitations set forth in Section 10.06(b) hereof.

Section 10.02                                Permitted Transfers. Notwithstanding anything to the contrary herein, the following Transfers shall be permitted (each, a “Permitted Transfer”):

(i)                                     by a Member who is an individual (1) to such Member’s spouse, any lineal ascendants or descendants or trusts or other entities in which such Member or Member’s spouse, lineal ascendants or descendants hold (and continue to hold while such trusts or other entities hold Units) 50% or more of such entity’s beneficial interests, or (2) by way of bequest or inheritance upon death;

(ii)                                  by a Member who is an entity, to such Member’s Affiliates, members, partners, other equity holders or Affiliated investment fund, vehicle or account of such Member (which may include special purpose investment funds, vehicles or accounts controlled by one or more Affiliated investment funds, vehicles or accounts but shall not include portfolio companies other than the Refinitiv Equityholder (as defined in the Corporation Charter) or its Subsidiaries); or

(iii)                               any Transfer by a Member pursuant to a Corporation Offer or Disposition Event (as such term is defined in the Corporation Charter);

provided, however, that the (A) restrictions contained in this Agreement shall continue to apply to Units after any Permitted Transfer of such Units, and (B) (I) except in the case of Section 10.02(iii), the transferor shall deliver a written notice to the Company and the Members, which notice will disclose in reasonable detail the identity of the proposed transferee, and (II) prior to Transferring any Units, the Transferring holder of Units shall cause the prospective transferee to be bound by this Agreement and any other agreements executed by the Transferring holder that relate to such Units in the aggregate including the Registration Rights Agreement and the Stockholders Agreement, if applicable (collectively, the “Other Agreements”), by causing the prospective transferee to execute and deliver to the Company and the other holders of Units a Joinder (or other counterpart to this Agreement reasonably acceptable to the Manager) and counterparts of any applicable Other Agreements.

Section 10.03                                Restricted Units Legend. The Units have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. To the extent such Units have been certificated, each certificate evidencing Units and each certificate issued in exchange for or upon the Transfer of any Units (if such securities remain Units as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE  ISSUED ON      , 2019, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF TRADEWEB MARKETS LLC, AS MAY BE AMENDED AND MODIFIED FROM TIME TO TIME, AND TRADEWEB MARKETS LLC RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY TRADEWEB MARKETS LLC TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

The Company shall imprint such legend on certificates (if any) evidencing Units. The legend set forth above shall be removed from the certificates (if any) evidencing any units which cease to be Units in accordance with the definition thereof.

Section 10.04                                Assignee’s Rights.

(a)                                       The Transfer of a Company Interest in accordance with this Agreement shall be effective as of the date of its assignment (assuming compliance with all of the conditions to such Transfer set forth herein), and such Transfer shall be shown on the Schedule of Members. Profits, Losses and other Company items shall be allocated between the transferor and the Assignee according to Section 706 of the Code, using any permissible method as determined in the reasonable discretion of the Manager. Distributions made before the effective date of such Transfer shall be paid to the transferor, and Distributions made after such date shall be paid to the Assignee.

(b)                                       Unless and until an Assignee becomes a Member pursuant to Article XII, the Assignee shall not be entitled to any of the rights granted to a Member hereunder or under applicable Law, other than the rights granted specifically to Assignees pursuant to this Agreement; provided, however, that, without relieving the transferring Member from any such limitations or obligations as more fully described in Section 10.05, such Assignee shall be bound by any limitations and obligations of a Member contained herein that a Member would be bound on account of the Assignee’s Company Interest (including the obligation to make Capital Contributions on account of such Company Interest).

Section 10.05                                Assignor’s Rights and Obligations. Any Member who shall (x) Transfer any Company Interest in a manner in accordance with this Agreement or (y) cease to hold any

Units pursuant to Section 10.01(b)(ii) or Section 10.01(b)(iv) shall, in each case, cease to be a Member with respect to such Units or other interest and shall no longer have any rights or privileges, or, except as set forth in this Section 10.05, duties, liabilities or obligations, of a Member with respect to such Units or other interest (it being understood, however, that the applicable provisions of Section 6.08, Section 7.01 and Section 7.04 shall continue to inure to such Person’s benefit), except that, in the case of a Transfer set forth in clause (x) of this Section 10.05, unless and until the Assignee (if not already a Member) is admitted as a Substituted Member in accordance with the provisions of Article XII (the “Admission Date”), (i) such assigning Member shall retain all of the duties, liabilities and obligations of a Member with respect to such Units or other interest, and (ii) the Manager may, in its sole discretion, reinstate all or any portion of the rights and privileges of such Member with respect to such Units or other interest for any period of time prior to the Admission Date. Nothing contained herein shall relieve any Member who Transfers, or ceases to hold, any Units or other interest in the Company from (I) any liability of such Member to the Company with respect to such Company Interest that may exist on the Admission Date or Redemption Date or other relevant date, as applicable, or that is otherwise specified in the Delaware Act and incorporated into this Agreement,  or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such) or for any present or future breaches of any representations, warranties or covenants by such Member (in its capacity as such) contained herein or in the other agreements with the Company, or (II) from complying with the confidentiality obligations in Section 16.02 for a period of two (2) years after such Member Transfers, or ceases to hold, any Units or other interest in the Company.

Section 10.06                                Overriding Provisions.

(a)                                       Any Transfer or attempted Transfer of any Units in violation of this Agreement shall be null and void ab initio, and the provisions of Sections 10.04 and 10.05 shall not apply to any such Transfers. For the avoidance of doubt, any Person to whom a Transfer is made or attempted in violation of this Agreement shall not become a Member, shall not be entitled to vote on any matters coming before the Members and shall not have any other rights in or with respect to any rights of a Member of the Company. The approval of any Transfer in any one or more instances shall not limit or waive the requirement for such approval in any other or future instance. The Manager shall promptly amend the Schedule of Members to reflect any Transfer of Units made in accordance with the terms of this Agreement.

(b)                                       Notwithstanding anything contained herein to the contrary (including, for the avoidance of doubt, the provisions of  Section 10.01 and Article XI and Article XII), in no event shall any Member Transfer any Units to the extent such Transfer would:

(i)                                     result in the violation of the Securities Act, or any other applicable U.S. federal or state or non-U.S. Laws;

(ii)                                  cause the Company to become subject to the registration requirements of the Investment Company Act;

(iii)                               in the reasonable determination of the Manager, be a violation of or a default (or an event that, with notice or the lapse of time or both, would constitute a default) under, or result in an acceleration of any Debt Agreement; provided that the payee or creditor to whom the Company or the Manager owes such obligation is not an Affiliate of the Company or the Manager;

(iv)                              cause the Company to lose its status as a partnership for U.S. federal income tax purposes or, without limiting the generality of the foregoing, be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof,” as such terms are used in Section 1.7704-1 of the Treasury Regulations;

(v)                                 be a Transfer to a Person who is not legally competent or who has not achieved his or her majority of age under applicable Law (excluding trusts for the benefit of minors);  or

(vi)                              result in the Company having more than one hundred (100) partners, within the meaning of Section 1.7704-1(h)(1) of the Treasury Regulations (determined pursuant to the rules of Section 1.7704-1(h)(3) of the Treasury Regulations).

Section 10.07                                Tender Offers and Other Events with respect to the Corporation.

(a)                                       In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to Class A Common Stock (a “Corporation Offer”) is proposed by the Corporation or is proposed to the Corporation or its stockholders and approved by the Corporate Board or is otherwise effected or to be effected with the consent or approval of the Corporate Board, the Members (other than the Corporation) shall be permitted to participate in such Corporation Offer by delivery of a Redemption Notice (which Redemption Notice shall be effective immediately prior to the consummation of such Corporation Offer (and, for the avoidance of doubt, shall be contingent upon such Corporation Offer and not be effective if such Corporation Offer is not consummated)). In the case of a Corporation Offer proposed by the Corporation, the Corporation will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit such Members to participate in such Corporation Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock without discrimination; provided, that without limiting the generality of this sentence (and without limiting the ability of any Member holding Common Units to consummate a Redemption at any time pursuant to the terms of this Agreement), the Manager will use its reasonable best efforts expeditiously and in good faith to ensure that such Members may participate in such Corporation Offer without being required to have their Common Units redeemed and the corresponding Class C Common Stock and Class D Common Stock, as applicable, related thereto (or, if so required, to ensure that any such redemption shall be effective only upon, and shall be conditional upon, the closing of the transactions contemplated by the Corporation Offer). For the avoidance of doubt, in no event shall such Members be entitled to receive in such Corporation Offer aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Class A Common Stock in connection with a Corporation Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration).

(b)                                       The Corporation shall send written notice to the Company and the other Members at least thirty (30) days prior to the closing of the transactions contemplated by the Corporation Offer notifying them of their rights pursuant to this Section 10.07, and setting forth (i) a copy of the written proposal or agreement pursuant to which the Corporation Offer will be effected, (ii) the consideration payable in connection therewith, (iii) the terms and conditions of transfer and payment and (iv) the date and location of and procedures for selling Common Units. In the event that the information set forth in such notice changes, a subsequent notice shall be delivered by the Corporation no less than seven (7) days prior to the closing of the Corporation Offer.

(c)                                        Notwithstanding any other provision of this Agreement, if a Disposition Event (as such term is defined in the Corporation Charter) is approved by the Corporate Board and consummated in accordance with applicable Law, at the request of the Company (or following such Disposition Event, its successor) or Corporation (or following such Disposition Event, its successor), each of the Members (other than the Corporation) shall be required to exchange with the Corporation, at any time and from time to time after, or simultaneously with, the consummation of such Disposition Event, all of such Members’ Common Units and the corresponding Class C Common Stock or Class D Common Stock, as applicable, for aggregate consideration for each Common Unit that is equivalent to the consideration payable in respect of each share of Class A Common Stock in connection with the Disposition Event.

(d)                                       Notwithstanding any other provision of this Agreement, (i) in a Disposition Event or Corporation Offer where the consideration payable in connection therewith includes Equity Securities, the aggregate consideration for any Common Unit and the corresponding Class D Common Stock shall be deemed to be equivalent to the consideration payable in respect of each share of Class A Common Stock if the only difference in the per share distribution to the Members holding Common Units and the corresponding Class D Common Stock is that the Equity Securities distributed to such Members have not more than ten times the voting power of any Equity Securities distributed to the holder of a share of Class A Common Stock (as long as such Equity Securities issued to such Members remain subject to the automatic conversion on terms no more favorable to such Members than those set forth in Section 5.1(ii) of the Corporation Charter), and (ii) in a Disposition Event or other Corporation Offer, payments under or in respect of the Tax Receivable Agreement shall not be considered part of the consideration payable in respect of any Class C Paired Interest, Class D Paired Interest or share of Class A Common Stock or Class B Common Stock in connection with such Disposition Event or other Corporation Offer for the purposes of Section 10.07(a) and Section 10.07(c).

ARTICLE XI.
REDEMPTION AND EXCHANGE RIGHTS

Section 11.01                                Redemption Right of a Member.

(a)                                       Each Member (other than the Corporation and the Blocker) shall be entitled to cause the Company to redeem (a “Redemption”) all or any portion of its Common Units (the “Redemption Right”) at any time; provided, that, in the case of a Bank Member, such Redemption Right shall be following the expiration, waiver or release of any contractual lock-up period applicable to such Common Units pursuant to the Registration Rights Agreement, if any; provided, further, that any such Redemption is for a minimum of the lesser of 1,000 Common Units or all the Common Units held by such Member; provided, further, that notwithstanding anything to the contrary herein, a Bank Member shall be entitled to exercise its Redemption Right only to the extent that immediately after giving effect to such Redemption and taking into account all other Redemptions and Direct Exchanges of any other Member having the same Redemption Date, such Bank Member’s Beneficial Ownership of Class A Common Stock would not exceed 4.9% of the outstanding shares of Class A Common Stock as of the Calculation Date.

(b)                                       A Member desiring to exercise its Redemption Right (the “Redeeming Member”) shall exercise such right by giving written notice, substantially in the form attached hereto as Exhibit B (the “Redemption Notice”), duly executed by such Redeeming Member, to the Company and the Corporation, and if any agent for the Redemption is duly appointed and acting (the “Exchange Agent”), to the office of the Exchange Agent. The Redemption Notice shall specify (A) the number of (or the inputs into the formula for determining the number of) Common Units (collectively, the “Redeemed Units”) that the Redeeming Member intends to have the Company redeem, and the corresponding number of Class C Common Stock or Class D Common Stock, as the case may be, relating thereto, (B) in the case of a Class D Paired Interest, whether the Redeeming Member elects to receive Class A Common Stock, or in the event a High-Vote Fall Away Event has not occurred or would not be triggered by such Redemption, Class B Common Stock and (C) if applicable, the Beneficial Ownership of the outstanding shares of Class A Common Stock of the Redeeming Member as of two (2) Business Days prior to the date of the Redemption Notice, without giving effect to such Redemption or any potential Redemption. For the avoidance of doubt, the number of Redeemed Units specified in clause (A) of the prior sentence may be set forth as a formula that is expressed as the lesser of (x) a specified number of Common Units as set forth in the Redemption Notice and (y) the number of Common Units that would result in the Redeeming Member having Beneficial Ownership of the highest number of whole shares of Class A Common Stock that is equal to or less than 4.9% of the outstanding shares of Class A Common Stock minus a number of shares of Class A Common Stock specified in the Redemption Notice, determined taking into account all other Redemptions and Direct Exchanges of any other Member having the same Redemption Date. The Redemption shall be completed as promptly as possible following the delivery of the applicable Redemption Notice (and to the extent applicable, taking into account any timeframes required under the Registration Rights Agreement) (such date, the “Redemption Date”); provided, that the Company, the Corporation and the Redeeming Member may change the number of Redeemed Units specified in such Redemption Notice to another number by mutual agreement in writing signed by each of them; provided, further, that a Redemption may be conditioned (including as to timing) by the Redeeming Member (upon indication to this effect in the Redemption Notice), on (i) the Corporation and/or the Redeeming Member having entered into a valid and binding agreement with a third party for the sale of shares of such Deliverable Common Stock that may be issued in connection with such proposed Redemption, which agreement is subject to customary closing conditions for delivery of such Deliverable Common Stock by the Corporation or the Redeeming Member, as applicable, to such third party, and/or (ii) the closing of an announced merger, consolidation or other transaction or event in which such shares of Deliverable Common Stock that may be issued in connection with such proposed Redemption would be exchanged or converted or become exchangeable or convertible into cash or other securities or property, and/or (iii) the closing of an underwritten distribution of the shares of Class A Common Stock that may be issued in connection with such proposed Redemption; provided, further, that if the Redemption is so conditioned, the Redeeming Member shall deliver a written notice, substantially in the form attached hereto as Exhibit C (the “Beneficial Ownership Notice”), duly executed by such Redeeming Member, to the Company, the Corporation, and to the office of the Exchange Agent, three (3) Business Days prior to the date on which the conditions set forth in clauses (i), (ii) or (iii) of this Section 11.01(b) are expected to be met, or in the case of a marketed underwritten distribution, no later than one (1) Business Day prior to the launch of the marketing efforts for such distribution. The Beneficial Ownership Notice shall specify the Beneficial Ownership of the outstanding shares of Class A Common Stock of the Redeeming Member as of two (2) Business Days prior to the date of the Beneficial Ownership Notice, without giving effect to such Redemption or any potential Redemption; provided, that, in case of any conflict between the Beneficial Ownership of the outstanding shares of Class A Common Stock of the Redeeming Member in the Redemption Notice and the Beneficial Ownership Notice, the Beneficial Ownership of such Redeeming Member in the Beneficial Ownership Notice shall prevail. The Company, the Corporation and the Exchange Agent shall be entitled to rely on the Beneficial Ownership as set forth in the latest of any Redemption Notice or Beneficial Ownership Notice provided by the Redeeming Member in connection with any Redemption, regardless of whether the Beneficial Ownership of such Redeeming Member may have changed since the date of  Beneficial Ownership provided in such Redemption Notice or Beneficial Ownership Notice. Subject to Section 11.03 and unless the Redeeming Member timely has delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(b) or Section 11.01(d), on the Redemption Date:

(i)                                     the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances, (x) the Redeemed Units to the Company and (y) a corresponding number of Class C Common Stock or Class D Common Stock, as the case may be, to the Corporation;

(ii)                                  the Company shall (x) cancel the Redeemed Units, (y) transfer to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(c), and (z) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (i) of this Section 11.01(b) and the number of Redeemed Units; and

(iii)                               the Corporation shall cancel for no consideration such shares of Class C Common Stock or Class D Common Stock, as the case may be, that were Transferred pursuant to Section 11.01(b)(i)(y);

provided, that, such Redemption shall be deemed to be effective immediately prior to the close of business on the Redemption Date and the Redeeming Member is deemed to be a holder of the Deliverable Common Stock from and after that time.

(c)                                        In exercising its Redemption Right, a Redeeming Member shall, to the fullest extent permitted by applicable Law, be entitled to receive the Share Settlement or the Cash Settlement; provided, that the Corporation shall have the option (as determined by its Corporate Board) as provided in Section 11.02 and subject to Section 11.01(e) to select whether the redemption payment is made by means of a Share Settlement or a Cash Settlement. Within three (3) Business Days of delivery of the Redemption Notice, the Corporation shall give written notice (the “Settlement Method Notice”) to the Redeeming Member (with a copy to the Company) of its intended settlement method; provided that if the Corporation does not timely deliver a Settlement Method Notice, the Corporation shall be deemed to have elected the Share Settlement method. In the event the Corporation elects the Cash Settlement in connection with a Redemption, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Corporation (with a copy to the Company) or the Exchange Agent at any time prior to 5:00 p.m., New York City time, on the next Business Day following the delivery of the Settlement Method Notice. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.01 arising from the retracted Redemption Notice.

(d)                                       Notwithstanding anything to the contrary in Section 11.01(c), in the event the Corporation elects a Share Settlement in connection with a Redemption, a Redeeming Member shall be entitled, at any time prior to the consummation of a Redemption, to revoke its Redemption Notice or delay the consummation of a Redemption, by giving written notice to this effect to the Company and the Corporation, if any of the following conditions exists, as applicable:

(i)                                     any registration statement pursuant to which the resale of the Class A Common Stock to be registered for such Redeeming Member at or immediately following the consummation of the Redemption shall have ceased to be effective pursuant to any action or inaction by the SEC or no such resale registration statement has yet become effective;

(ii)                                  the Corporation shall have failed to cause any related prospectus to be supplemented by any required prospectus supplement necessary to effect the resale of Class A Common Stock;

(iii)                               the Corporation shall have exercised a contractual right to defer, delay or suspend the filing or effectiveness of a registration statement or the facilitation of a demanded underwritten offering pursuant to the Registration Rights Agreement and such deferral, delay or suspension shall affect the ability of such

Redeeming Member to have its Class A Common Stock registered or sold in an underwritten offering, as the case may be, at or immediately following the consummation of the Redemption;

(iv)                              the Corporation shall have disclosed to such Redeeming Member any material non-public information concerning the Corporation, the receipt of which results in such Redeeming Member being prohibited or restricted from selling Class A Common Stock at or immediately following the Redemption without disclosure of such information (and the Corporation does not permit disclosure);

(v)                                 any stop order relating to the registration statement pursuant to which the Class A Common Stock was to be registered by such Redeeming Member at or immediately following the Redemption shall have been issued by the SEC;

(vi)                              there shall have occurred a material disruption in the securities markets generally or in the market or markets in which the Class A Common Stock is then traded;

(vii)                           there shall be in effect an injunction, a restraining order or a decree of any nature of any Governmental Entity that restrains or prohibits the Redemption;

(viii)                        the Redemption Date would occur three (3) Business Days or less prior to, or during, a Black-Out Period; or

(ix)                              the Corporation shall have failed to comply in all material respects with its obligations under the Registration Rights Agreement, only to the extent applicable to such Redeeming Member, and such failure shall have affected the ability of such Redeeming Member to consummate, pursuant to an effective registration statement, the resale of Class A Common Stock to be received upon such Redemption;

provided further, that in no event shall the Redeeming Member seeking to revoke its Redemption Notice or delay the consummation of such Redemption and relying on any of the matters contemplated in clauses (i) through (ix) above have controlled or intentionally materially influenced any facts, circumstances, or Persons in connection therewith (except in the good faith performance of his or her duties as an officer or director of the Corporation) in order to provide such Redeeming Member with a basis for such revocation or delay.

If a Redeeming Member delays the consummation of a Redemption pursuant to this Section 11.01(d), the Redemption Date shall occur on the fifth (5th) Business Day following the date on which the conditions giving rise to such delay cease to exist (or such earlier day as the Corporation, the Company and such Redeeming Member may agree in writing). Notwithstanding anything to the contrary herein, this Section 11.01 is not intended to constitute or confer, and shall not be construed as constituting or conferring, any registration right to any Member that is not otherwise specifically provided for in the Registration Rights Agreement.

(e)                                        The Share Settlement or the Cash Settlement that a Redeeming Member is entitled to receive under Section 11.01(c) shall not be adjusted on account of any Distributions previously made with respect to the Redeemed Units or dividends previously paid with respect to Class A Common Stock or Class B Common Stock; provided, however, that if a Redeeming Member causes the Company to redeem Redeemed Units and the Redemption Date occurs subsequent to the record date for any Distribution with respect to the Redeemed Units but prior to payment of such Distribution, the Redeeming Member shall be entitled to receive such Distribution with respect to the Redeemed Units on the date that it is made notwithstanding that the Redeeming Member transferred and surrendered the Redeemed Units to the Company prior to such date. For the avoidance of doubt, no Redeeming Member shall be entitled to receive, in respect of a single record date, distributions or dividends both on the Redeemed Units and on shares of Deliverable Common Stock received by such Redeeming Member in such Redemption or Direct Exchange.

(f)                                         The Exchange Rate with respect to the Class C Paired Interests and/or the components of a Class C Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock or unit split, stock or unit dividend or distribution,  combination, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, division, recapitalization or otherwise) of the Class C Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, division, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class C Common Stock and Common Units. If there is any reclassification, reorganization, division, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Redemption or Direct Exchange, a Redeeming Member shall be entitled to receive the amount of such security, securities or other property that such Redeeming Member would have received if such Redemption or Direct Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, division, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, division, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, division, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, division, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, this Section 11.01(f) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Class C Paired Interests” shall be deemed to include, any security, securities or other property of the Corporation or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class C Common Stock or Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, division, recapitalization, merger, exchange (other than a Direct Exchange or Redemption) or other transaction.

(g)                                        The Exchange Rate with respect to the Class D Paired Interests and/or the components of a Class D Paired Interest shall be adjusted accordingly if there is: (i) any subdivision (by any stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, division, recapitalization or otherwise) of the Class D Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock or Class B Common Stock, as the case may be; or (ii) any subdivision (by any stock split, stock dividend, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, division, recapitalization or otherwise) of the Class A Common Stock or Class B Common Stock, as the case may be, that is not accompanied by a substantively identical subdivision or combination of the shares of Class D Common Stock and Common Units. If there is any reclassification, reorganization, division, recapitalization or other similar transaction in which the Class A Common Stock or Class B Common Stock, as the case may be, is converted or changed into another security, securities or other property, then upon any subsequent Redemption or Direct Exchange, a Redeeming Member shall be entitled to receive the amount of such security, securities or other property that such Redeeming Member would have received if such Redemption or Direct Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, division, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, dividend or distribution, reclassification, reorganization, division, recapitalization or otherwise) or combination (by reverse split, reclassification, reorganization, division, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, division, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, division, recapitalization or other similar transaction in which the Class A Common Stock or Class B Common Stock, as the case may be, is converted or changed into another security, securities or other property, this Section 11.01(g) shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to, mutatis mutandis, and all references to “Class D Paired Interests” shall be deemed to include, any security, securities or other property of the Corporation or the Company which may be issued in respect of, in exchange for or in substitution of shares of Class D Common Stock or Common Units, as applicable, by reason of stock or unit split, reverse stock or unit split, stock or unit dividend or distribution, combination, reclassification, reorganization, division, recapitalization, merger, exchange (other than a Direct  Exchange or Redemption) or other transaction.

(h)                                       If, in connection with a Redemption by Share Settlement, the Company is required to withhold Taxes on such Redemption under section 1446(f) of the Code, then, notwithstanding anything to the contrary in this Agreement, the Company shall hold back a portion of the Class A Common Stock or Class B Common Stock to be delivered to the Redeeming Member, equal, as a proportion of the total number of such shares of stock to be delivered to the applicable withholding rate, and pay to the IRS the cash amount of such withholding obligation.

Section 11.02                                Contribution of the Corporation. Subject to Section 11.03, in connection with the exercise of a Redeeming Member’s Redemption Rights under Section 11.01(a), the Corporation shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 11.01(b). Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 11.01(c) or has revoked or delayed a Redemption as provided in Section 11.01(b) or Section 11.01(d), or the Corporation has elected to effect a Direct Exchange as provided in Section 11.03, on the Redemption Date (i) the Corporation shall make its Capital Contribution to the Company (in the form of the Share Settlement or the Cash Settlement) required under this Section 11.02, and (ii) the Company shall issue to the Corporation a number of Common Units equal to the number of Redeemed Units surrendered by the Redeeming Member in the case of a Share Settlement, and in the case of a Cash Settlement, to the extent required so as to maintain a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock and Class B Common Stock, subject to adjustment pursuant to Section 3.04. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Corporation elects a Cash Settlement, the Corporation shall only be obligated to contribute to the Company an amount in respect of such Cash Settlement equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by the Corporation of a number of shares of Class A Common Stock equal to the number of Redeemed Units to be redeemed with such Cash Settlement, which in no event shall exceed the amount paid by the Company to the Redeeming Member as Cash Settlement; provided that, for the avoidance of doubt, if the Cash Settlement to which the Redeeming Member is entitled exceeds the amount that is contributed to the Company by the Corporation, the Company shall still be required to pay the Redeeming Member the full amount of the Cash Settlement. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and the Corporation’s rights and obligations under this Section 11.02 arising from the Redemption Notice.

Section 11.03                                Exchange Right of the Corporation.

(a)                                       Notwithstanding anything to the contrary in this Article XI, the Corporation may, in its sole discretion, elect to effect on the Redemption Date the exchange of Redeemed Units for either the Share Settlement or the Cash Settlement, at the Corporation’s option, through a direct exchange of such Redeemed Units and such consideration between the Redeeming Member and the Corporation (a “Direct Exchange”). Upon such Direct Exchange pursuant to this Section 11.03, the Corporation shall acquire the Redeemed Units and shall be treated for all purposes of this Agreement as the owner of such Units.

(b)                                       The Corporation may, at any time prior to a Redemption Date, deliver written notice (an “Exchange Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its right to consummate a Direct Exchange;

provided that such election is subject to the limitations set forth in Section 11.01(b) and does not prejudice the ability of the parties to consummate a Redemption or Direct Exchange on the Redemption Date. An Exchange Election Notice may be revoked by the Corporation at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. The right to consummate a Direct Exchange in all events shall be exercisable for all the Redeemed Units that would have otherwise been subject to a Redemption.

(c)                                        Except as otherwise provided by this Section 11.03, a Direct Exchange shall be consummated pursuant to the same timeframe as the relevant Redemption would have been consummated if the Corporation had not delivered an Exchange Election Notice and as follows:

(i)                                     the Redeeming Member shall transfer and surrender, free and clear of all liens and encumbrances, (x) the Redeemed Units to the Company and (y) a corresponding number of shares of Class C Common Stock or Class D Common Stock, as the case may be, to the Corporation;

(ii)                                  the Corporation shall (x) pay to the Redeeming Member the consideration to which the Redeeming Member is entitled under Section 11.01(b), and (y) cancel for no consideration the shares of Class C Common Stock or Class D Common Stock, as the case may be, that were Transferred to it pursuant to Section 11.01(b)(i)(y); and

(iii)                               the Company shall (x) register the Corporation as the owner of the Redeemed Units and (y) if the Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to Section 11.01(b)(i)(x) and the Redeemed Units, and issue to the Corporation a certificate for the number of Redeemed Units;

provided that, the Direct Exchange will be deemed to be effective immediately prior to the close of business on the Redemption Date and the Redeeming Member is deemed to be a holder of the Deliverable Common Stock from and after that time.

Section 11.04                                Reservation of Shares of Class A Common Stock and Class B Common Stock and other Procedures.

(a)                                       At all times the Corporation shall reserve and keep available out of its authorized but unissued Class A Common Stock and Class B Common Stock, solely for the purpose of issuance upon a Redemption or Direct Exchange, the maximum number of shares of Deliverable Common Stock as shall be deliverable upon any such Redemption or Direct Exchange of all then-outstanding Class C Paired Interests and Class D Paired Interests; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such Redemption or Direct Exchange by delivery of shares of Deliverable Common Stock that are held in the treasury of the Corporation or any of its Subsidiaries or by delivery of purchased shares of

Deliverable Common Stock (which may or may not be held in the treasury of the Corporation) or the delivery of cash pursuant to a Cash Settlement.

(b)                                       To the extent the Deliverable Common Stock is settled through the facilities of The Depository Trust Company, the Company or the Corporation, as the case may be, will upon the written instruction of a Redeeming Member, deliver or cause to be delivered the shares of Deliverable Common Stock deliverable to such Redeeming Member, through the facilities of The Depository Trust Company, to the account of the participant of The Depository Trust Company designated by such Redeeming Member.

(c)                                        Subject to Section 11.04(d), the shares of Deliverable Common Stock issued upon a Redemption or Direct Exchange shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(d)                                       If (i) any shares of Deliverable Common Stock may be sold pursuant to a registration statement that has been declared effective by the SEC, (ii) all of the applicable conditions of Rule 144 of the Securities Act are met, or (iii) the legend (or a portion thereof) otherwise ceases to be applicable, the Corporation, upon the written request of the Redeeming Member thereof shall promptly provide such Redeeming Member, without any expense to such Redeeming Member (other than applicable transfer taxes and similar governmental charges, if any) with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such Redeeming Member shall provide the Corporation with such information in its possession as the Corporation may reasonably request in connection with the removal of any such legend.

(e)                                        The Corporation shall deliver Class A Common Stock that has been registered under the Securities Act with respect to any Redemption or Direct Exchange, only to the extent a registration statement under the Securities Act is effective and available for such shares of Class A Common Stock.  The Corporation shall use commercially reasonable efforts to list any deliverable Class A Common Stock required to be delivered upon any such Redemption or Direct Exchange, prior to such delivery, on each national securities exchange or inter-dealer quotation system on which the outstanding Class A Common Stock may be listed or traded at the time of such Redemption or Direct Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws).

(f)                                         Notwithstanding anything to the contrary herein, in the event that any Redemption or Direct Exchange in accordance with this Agreement may be effected pursuant to a reasonably available exemption from the registration requirements of the Securities Act, upon the request and with the reasonable cooperation of the Redeeming Member, the Corporation and Company shall use commercially reasonable efforts to promptly facilitate such Redemption or Direct Exchange pursuant to such exemption (it being understood that any such shares may be subject to transfer restrictions under applicable securities Laws).

(g)                                        The Corporation covenants that all Class A Common Stock or Class B Common Stock, as the case may be, issued upon a Redemption or Direct Exchange will, upon issuance, be validly issued, fully paid and non-assessable. The provisions of this Article XI shall be interpreted and applied in a manner consistent with the corresponding provisions of the Corporation Charter.

(h)                                       The Company shall bear all expenses in connection with the consummation of any Redemption or Direct Exchange, whether or not any such Redemption or Direct Exchange is ultimately consummated, including any applicable transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Redemption or Direct Exchange.

(i)                                           Notwithstanding anything to the contrary in this Article XI, a Member shall not be entitled to effect a Redemption, and the Corporation and the Company shall have the right to refuse to honor any request to effect a Redemption or alternatively, a Direct Exchange, at any time or during any period, if the Corporation or the Company shall reasonably determine that such Redemption or Direct Exchange (i) would be prohibited by any applicable Law (including the unavailability of any requisite registration statement filed under the Securities Act or any exemption from the registration requirements thereunder), provided this Section 11.04(i) shall not limit the Corporation or the Company’s obligations under Section 11.04(e), or (ii) would not be permitted under (x) this Agreement, (y) other agreements with the Corporation, the Company or any of the Company’s subsidiaries to which such Member may be party or (z) any written policies of the Corporation, the Company or any of the Company’s subsidiaries related to unlawful or inappropriate trading applicable to its directors, officers or other personnel. Upon such determination, the Corporation or the Company (as applicable) shall notify the Redeeming Member of such determination, which notice shall include an explanation in reasonable detail as to the reason the Redemption or Direct Exchange has not been honored.

(j)                                          The Corporation agrees that it has taken, or will take, all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and to be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions from, or dispositions to, the Corporation of equity securities of the Corporation (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of the Corporation for such purposes that result from the transactions contemplated by this Agreement, by each officer or director of the Corporation, including any director by deputization. The authorizing resolutions shall be approved by either the Corporation’s board of directors or a committee composed solely of two or more Non-Employee Directors (as defined in Rule 16b-3 of the Exchange Act) of the Corporation.

Section 11.05                                Effect of Exercise of Redemption or Exchange Right. This Agreement shall continue notwithstanding the consummation of a Redemption or Direct Exchange and all governance or other rights set forth herein shall be exercised by the remaining Members and the Redeeming Member (to the extent of such Redeeming Member’s remaining interest in the Company). No Redemption or Direct Exchange shall relieve such Redeeming Member of any prior breach of this Agreement or for any liability of such Redeeming Member to the Company with respect to such Company Interest that may exist on the Redemption Date or that is otherwise specified in the Delaware Act and incorporated into this Agreement or for any liability to the Company or any other Person for any materially false statement made by such Member (in its capacity as such).

Section 11.06                                Tax Treatment. Unless otherwise required by applicable Law, the parties hereto acknowledge and agree that a Redemption or a Direct Exchange, as the case may be, shall be treated as a direct exchange between the Corporation and the Redeeming Member for U.S. federal (and applicable state and local) income tax purposes. The issuance of shares of Class A Common Stock or Class B Common Stock or other securities upon a Redemption or Direct Exchange shall be made without charge to the Redeemed Member for any stamp or other similar tax in respect of such issuance.

ARTICLE XII.
ADMISSION OF MEMBERS

Section 12.01                                Substituted Members. Subject to the provisions of Article X, in connection with the Permitted Transfer of a Company Interest hereunder, the transferee shall become a substituted Member (“Substituted Member”) on the effective date of such Transfer, which effective date shall not be earlier than the date of compliance with the conditions to such Transfer, and such admission shall be shown on the books and records of the Company, including the Schedule of Members.

Section 12.02                                Additional Members. Subject to the provisions of Article III and Article X, any Person that is not a Member as of the Effective Time may be admitted to the Company as an additional Member (any such Person, an “Additional Member”) only upon furnishing to the Manager (a) a duly executed Joinder (or other counterpart to this Agreement reasonably acceptable to the Manager) and counterparts of any applicable Other Agreements and (b) such other documents or instruments as may be reasonably necessary or appropriate to effect such Person’s admission as a Member (including entering into such documents as the Manager may deem appropriate in its reasonable discretion). Such admission shall become effective on the date on which the Manager determines in its reasonable discretion that such conditions have been satisfied and when any such admission is shown on the books and records of the Company, including the Schedule of Members.

ARTICLE XIII.
WITHDRAWAL AND RESIGNATION; TERMINATION OF RIGHTS

Section 13.01                                Withdrawal and Resignation of Members. Except in the event of Transfers pursuant to Section 10.05, no Member shall have the power or right to withdraw or otherwise resign as a Member from the Company prior to the dissolution and winding up of the Company pursuant to Article XIV. Any Member, however, that attempts to withdraw or otherwise resign as a Member from the Company, without the prior written consent of the Manager, upon or following the dissolution and winding up of the Company pursuant to Article XIV, but prior to such Member receiving the full amount of Distributions from the Company to which such Member is entitled pursuant to Article XIV, shall be liable to the Company for all damages (including all lost profits and special, indirect and consequential damages) directly or indirectly caused by the withdrawal or resignation of such Member. Upon a Transfer of all of a Member’s Units in a Transfer permitted by this Agreement, subject to the provisions of Section 10.05, such Member shall cease to be a Member.

ARTICLE XIV.
DISSOLUTION AND LIQUIDATION

Section 14.01                                Dissolution. The Company shall not be dissolved by the admission of Additional Members or Substituted Members or the attempted withdrawal or resignation of a Member. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)                                       the decision of the Manager (pursuant to a unanimous decision of the Corporate Board) together with the Majority Members;

(b)                                       a dissolution of the Company under Section 18-801(a)(4) of the Delaware Act; or

(c)                                        the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act.

The bankruptcy (within the meaning of Section 18-304 of the Delaware Act) of a Member shall not cause the Member to cease to be a member of the Company. An Event of Withdrawal shall not, in and of itself, cause a dissolution of the Company and the Company shall continue without dissolution subject to the terms and conditions of this Agreement.

Section 14.02                                Liquidation and Termination. On dissolution of the Company, the Manager shall act as liquidator or may appoint one or more Persons as liquidator. The liquidators shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Delaware Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all of the power and authority of the Manager. The steps to be accomplished by the liquidators are as follows:

(a)                                       as promptly as possible after dissolution and again after final liquidation, the liquidators shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(b)                                       the liquidators shall cause the notice described in the Delaware Act to be mailed to each known creditor of and claimant against the Company in the manner described thereunder;

(c)                                        the liquidators shall pay, satisfy or discharge from Company funds, or otherwise make adequate provision for payment and discharge thereof (including the establishment of a cash fund for contingent, conditional or unmatured liabilities in such amount and for such term as the liquidators may reasonably determine) all of the debts, liabilities and obligations of the Company (including all expenses incurred in liquidation); and

(d)                                       all remaining assets of the Company shall be distributed to the Members in accordance with Article IV by the end of the Taxable Year during which the liquidation of the Company occurs (or, if later, by ninety (90) days after the date of the liquidation). The distribution of cash and/or property to the Members in accordance with the provisions of this Section 14.02 and Section 14.03 below constitutes a complete return to the Members of their Capital Contributions, a complete distribution to the Members of their interest in the Company and all the Company’s property and constitutes a compromise to which all Members have consented within the meaning of the Delaware Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

Section 14.03                                Deferment; Distribution in Kind. Notwithstanding the provisions of Section 14.02, but subject to the order of priorities set forth therein, if upon dissolution of the Company the liquidators determine that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss (or would otherwise not be beneficial) to the Members, the liquidators may, in their sole discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy Company liabilities (other than loans to the Company by Members) and reserves. Subject to the order of priorities set forth in Section 14.02, the liquidators may, in their sole discretion, distribute to the Members, in lieu of cash, either (a) all or any portion of such remaining Company assets in-kind in accordance with the provisions of Section 14.02(d), (b) as tenants in common and in accordance with the provisions of Section 14.02(d), undivided interests in all or any portion of such Company assets or (c) a combination of the foregoing. Any such Distributions in kind shall be subject to (x) such conditions relating to the disposition and management of such assets as the liquidators deem reasonable and equitable and (y) the terms and conditions of any agreements governing such assets (or the operation thereof or the holders thereof) at such time. Any Company assets distributed in kind will first be written up or down to their Fair Market Value, thus creating Profit or Loss (if any), which shall be allocated in accordance with Article V. The liquidators shall determine the Fair Market Value of any property distributed in accordance with the valuation procedures set forth in Article XV.

Section 14.04                                Cancellation of Certificate. On completion of the winding up of Company assets as provided herein and the Delaware Act, the Company is terminated (and the Company shall not be terminated prior to such time), and the Manager (or such other Person or Persons as the Delaware Act may require or permit) shall file a certificate of cancellation with the Secretary of State of Delaware, cancel any other filings made pursuant to this Agreement that are or should be canceled and take such other actions as may be necessary to terminate the Company. The Company shall be deemed to continue in existence for all purposes of this Agreement until it is terminated pursuant to this Section 14.04.

Section 14.05                                Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Sections 14.02 and 14.03 in order to minimize any losses otherwise attendant upon such winding up.

Section 14.06                                Return of Capital. The liquidators shall not be personally liable for the return of Capital Contributions or any portion thereof to the Members (it being understood that any such return shall be made solely from Company assets).

ARTICLE XV.
VALUATION

Section 15.01                                Determination. “Fair Market Value” of a specific Company asset will mean the amount which the Company would receive in an all-cash sale of such asset in an arms-length transaction with a willing unaffiliated third party, with neither party having any compulsion to buy or sell, consummated on the day immediately preceding the date on which the event occurred which necessitated the determination of the Fair Market Value (and after giving effect to any transfer taxes payable in connection with such sale), as such amount is determined by the Manager (or, if pursuant to Section 14.02, the liquidators) in its good faith judgment using all factors, information and data it deems to be pertinent.

Section 15.02                                Dispute Resolution. If any Member or Members dispute the accuracy of any determination of Fair Market Value in accordance with Section 15.01, and the Manager and such Member(s) (acting collectively) are unable to agree on the determination of the Fair Market Value of any asset of the Company, the Manager and such Member(s) shall each select a nationally recognized investment banking firm experienced in valuing assets/securities of companies such as the Company in the Company’s industry (the “Appraisers”), who shall each determine the Fair Market Value of the asset or the Company (as applicable) in accordance with the provisions of Section 15.01. The Appraisers shall be instructed to give written notice of their determination of the Fair Market Value of the asset or the Company (as applicable) within thirty (30) days of their appointment as Appraisers. If Fair Market Value as determined by an Appraiser is higher than the Fair Market Value as determined by the other Appraiser by 10% or more, and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the original Appraisers shall designate a third Appraiser meeting the same criteria used to select the original two, and the Fair Market Value shall be the average of the Fair Market Values determined by all three Appraisers, unless the Manager and such Member(s) otherwise agree on a Fair Market Value. If Fair Market Value as determined by an Appraiser is within 10% of the Fair Market Value as determined by the other Appraiser (but not identical), and the Manager and such Member(s) do not otherwise agree on a Fair Market Value, the Manager shall select the Fair Market Value of one of the Appraisers. The fees and expenses of the Appraisers shall be borne by the Company.

ARTICLE XVI.
GENERAL PROVISIONS

Section 16.01                                Power of Attorney.

(a)                                       Each Member hereby constitutes and appoints the Manager (or the liquidator, if applicable) with full power of substitution, as his, her or its true and lawful agent and attorney-in-fact, with full power and authority in his, her or its name, place and stead, to:

(i)                                     execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) this Agreement, all certificates and other instruments and all amendments thereof which the Manager deems appropriate or necessary to form, qualify, or continue the qualification of, the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments which the Manager reasonably deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents which the Manager deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including a certificate of cancellation; and (D) all instruments relating to the admission, withdrawal or substitution of any Member pursuant to Article XII or XIII; and

(ii)                                  sign, execute, swear to and acknowledge all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable judgment of the Manager, to evidence, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement, in the reasonable judgment of the Manager, to effectuate the terms of this Agreement.

(b)                                       The foregoing power of attorney is irrevocable and coupled with an interest, and shall survive the death, disability, incapacity, dissolution, bankruptcy, insolvency or termination of any Member and the transfer of all or any portion of his, her or its Company Interest and shall extend to such Member’s heirs, successors, assigns and personal representatives.

Section 16.02                                Confidentiality.

(a)                                       Each of the Members agrees to hold the Company’s Confidential Information in confidence and shall not (i) disclose any Confidential Information except as otherwise authorized separately in writing by the Manager or (ii) use any Confidential Information except in furtherance of the business of the Company or as otherwise authorized separately in writing by the Manager. “Confidential Information” as used herein includes any and all information obtained by a Member or its representatives from the Company or any of its Affiliates directly or indirectly, including from their representatives, which such information includes, but is not limited to, ideas, financial information, products, data, services, business strategies, research, inventions (whether or not patentable), innovations and materials, equipment, all aspects of the Corporation’s, Company’s or their Subsidiaries’ business plan, proposed operation and products and other product plans, corporate structure, financial and organizational information, analyses, proposed partners, software code, designs, employees and their identities, equity ownership, customers, markets, the methods and means by which the Corporation,  Company or their Subsidiaries plan to conduct their business, all trade secrets, trademarks, knowhow, formulas, processes and intellectual property. With respect to each such Member, Confidential Information does not include information or material that: (a) is rightfully in the possession of such Member at the time of disclosure by the Company; (b) before or after it has been disclosed to such Member by the Company, becomes part of public knowledge, not as a result of any action or inaction of such Member in violation of any contractual obligation; (c) is approved for release by written authorization of the Chief Executive Officer, Chief Financial Officer or General Counsel of the Company or of the Corporation; (d) is disclosed to such Member or their representatives by a third party not, to the knowledge of such Member, in violation of any obligation of confidentiality owed to the Corporation, Company or its Subsidiaries with respect to such information; or (e) is or becomes independently obtained or developed by such Member or their respective representatives without use or reference to the Confidential Information.

(b)                                       Each of the Members may disclose Confidential Information to its Subsidiaries, Affiliates, partners, directors, officers, employees, regulators (including tax regulators) provided that such information is disclosed to such regulators as part of a routine audit or examination by such regulatory and does not specifically target the Company, the Corporation or its Subsidiaries, attorneys and accountants, in connection with such Member’s investment in the Company, on a need-to-know basis, solely to the extent reasonably necessary or appropriate to fulfill its obligations or to exercise its rights under this Agreement, on the condition that such Persons keep the Confidential Information confidential to the same extent as such disclosing party is required to keep the Confidential Information confidential; provided, that the disclosing party shall remain liable with respect to any breach of this Section 16.02 by any such Subsidiaries, Affiliates, partners, directors, officers, employees, attorneys, accountants and other agents.

(c)                                        Notwithstanding Section 16.02(a) or Section 16.02(b), each of the Members may disclose Confidential Information (i) to the extent that such party is legally compelled (by oral questions, interrogatories, request for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information or to the extent required to be disclosed by applicable Law; (ii) for purposes of reporting to its stockholders and direct and indirect equity holders the performance of the Company and its Subsidiaries to the extent such information is required to be provided or is customarily provided thereto and for purposes of including applicable information in its financial statements to the extent required by applicable Law or applicable accounting standards or (iii) with the prior written consent of the Manager, to any bona fide prospective purchaser of the equity or assets of a Member, or the Common Units held by such Member, or a prospective merger partner of such Member; provided, that in each case, (I) such Persons will be informed by such Member of the confidential nature of such information and shall agree in writing to keep such information confidential in accordance with the contents of this Agreement and (II) each Member will be liable for any breaches of this Section 16.02 by any such Persons; provided, further that, in the case of any disclosure pursuant to clause (i), (A) the disclosing party shall provide the Company and/or the Manager with prompt written notice (to the extent permissible under applicable Law) of any such request or requirement so that the Company or the Manager may in its sole discretion, as applicable, (at the Company’s sole expense) seek a protective order or other appropriate remedy and/or waiver and if, in the absence of a protective order or other remedy or the receipt of a waiver by the Company or the Manager, as the case may be, the disclosing party is nonetheless, based upon the written advice of legal counsel, required or requested by Law to disclose Confidential Information, the disclosing party may, without liability hereunder, disclose only that portion of the Confidential Information which such counsel advises is required or requested by Law to be disclosed, and (B) the disclosing party shall use its commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including by using commercially reasonable efforts to cooperate with the Company (at the Company’s sole expense) to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information. For the avoidance of doubt, the confidentiality obligations contained in this Section 16.02 shall not apply to the Corporation in its capacity as a Member or Manager.

Section 16.03                                Amendments.

(a)                                       This Agreement may be amended or modified in writing by the Manager, subject to the prior written consent of the Majority Members; provided that, notwithstanding the foregoing, and in addition thereto, any amendment or modification of this Agreement that materially and adversely modifies the Units (or the rights, preferences or privileges thereof) then held by any Member or Members in any materially disproportionate manner to those then held by any other Members, shall require the prior written consent of a majority in interest of such disproportionately affected Member or Members; provided, further that in the case of any amendment to Section 11.01(a), then “Majority Members” shall mean the Manager and any Affiliates controlled by the Manager together with the consent of the Original Members (other than the Corporation and its controlled Affiliates) holding at least sixty-six percent (66%) of the Units held by all Original Members as of such date of determination. Notwithstanding the foregoing, no amendment or modification (i) to this Section 16.03 may be made without the prior written consent of the Manager and each of the Members, (ii) to any of the terms and conditions of this Agreement which terms and conditions expressly require the approval or action of certain Persons may be made without obtaining the consent of the requisite number or specified percentage of such Persons who are entitled to approve or take action on such matter, and (iii) to any of the terms and conditions of Article VI or Section 14.01 (and related definitions as used directly or indirectly therein) may be made without the prior written consent of the Manager, which consent may be given or withheld in the Manager’s sole discretion;

(b)                                       For the avoidance of doubt, (I) the Manager, acting alone, may amend this Agreement, including the Schedule of Members, (i) to reflect the admission of new

Members or Transfers of Units, each as provided by and in accordance with, the terms of this Agreement, (ii) to effect any subdivision or combinations of Units made in compliance with Section 3.04(e), and (iii) to issue additional Units or Equity Securities (whether or not pari passu with the Common Units) in accordance with Section 3.02(c) and the other terms of this Agreement, and (II) any merger, consolidation or other business combination that constitutes a Disposition Event (as such term is defined in the Corporation Charter) in which the Members (other than the Corporation) are required to exchange all their Common Units and Class C Common Stock or Class D Common Stock, as applicable, pursuant to Section 10.07 and receive consideration in such Disposition Event in accordance with the terms of this Agreement as in effect immediately prior to the consummation of such Disposition Event shall not be deemed an amendment hereof; provided, that such amendment is only effective upon consummation of such Disposition Event.

Section 16.04                                Title to Company Assets. Company assets shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof. The Company shall hold title to all of its property in the name of the Company and not in the name of any Member. All Company assets shall be recorded as the property of the Company on its books and records, irrespective of the name in which legal title to such Company assets is held. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 16.05                                Addresses and Notices. Any notice, request, claim, demand or other communication provided for in this Agreement will be in writing and will be either personally delivered, or sent by (i) certified mail, return receipt requested, (ii) reputable overnight courier service providing confirmation of delivery (charges prepaid), (iii) telecopier transmission with confirmation of receipt, or (iv) e-mail of a .pdf attachment for which a confirmation e-mail is obtained, to the Company or the Manager, as applicable, at the addresses set forth below and to any other recipient and to any Member at such address as indicated by the Schedule of Members, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or on the date of delivery as established by the return receipt, courier service confirmation, or telecopier confirmation received by the sender or if sent by electronic mail, upon receipt of a non-automated confirmation by the recipient. The respective addresses for notices to the Company and the Manager are as follows:

to the Company:

Tradeweb Markets LLC
1177 Avenue of the Americas, 31st Floor

New York, New York 10036

Attention: Douglas Friedman, General Counsel

Email: Douglas.Friedman@tradeweb.com

with copies (which copies shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004

Attn:    Steven G. Scheinfeld

Andrew B. Barkan

David L. Shaw

Email:  Steven.Scheinfeld@friedfrank.com

Andrew.Barkan@friedfrank.com

David.Shaw@friedfrank.com

to the Manager:

Tradeweb Markets Inc.
1177 Avenue of the Americas, 31st Floor

New York, New York 10036

Attention: Douglas Friedman, General Counsel

Email: Douglas.Friedman@tradeweb.com

with copies (which copies shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, New York 10004

Attn:    Steven G. Scheinfeld

Andrew B. Barkan

David L. Shaw

Email:  Steven.Scheinfeld@friedfrank.com

Andrew.Barkan@friedfrank.com

David.Shaw@friedfrank.com

Section 16.06                                Binding Effect; Intended Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their heirs, executors, administrators, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, shall create any third-party beneficiary rights in favor of any Person or other party, except to the extent provided herein with respect to Indemnified Persons as set forth in Section 7.04, each of whom are intended third-party beneficiaries of those provisions that specifically relate to them with the right to enforce such provisions as if they were a party thereto.

Section 16.07                                Creditors. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in Company Profits, Losses, Distributions, capital or property other than as a secured creditor.

Section 16.08                                Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition, regardless of how long such failure continues.

Section 16.09                                Counterparts. This Agreement may be executed in any number of separate counterparts, any of which may be executed and transmitted by facsimile (or electronic mail in pdf format), and each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

Section 16.10                                Applicable Law; Jurisdiction; Court Proceedings; Waiver of Jury Trial.

(a)                                       This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)                                       Any litigation against any party to this Agreement arising out of or relating to this Agreement shall be brought in any U.S. federal or state court located in the County of New Castle in the State of Delaware, and each of the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of any such litigation.  A final judgment in any such litigation shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  To the extent that service of process by mail is permitted by applicable Law, each party irrevocably consents to the service of process in any such litigation in such courts by the mailing of such process by registered or certified mail, postage prepaid, at its address for notices provided for herein.  Each party irrevocably agrees not to assert (i) any objection which it may ever have to the laying of venue of any such litigation in any U.S. federal or state court located in the County of New Castle in the State of Delaware, and (ii) any claim that any such litigation brought in any such court has been brought in an inconvenient forum.  EACH PARTY WAIVES ANY RIGHT TO A TRIAL BY JURY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY LITIGATION WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

Section 16.11                                Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this

Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein. Upon a determination that any term or other provision of this Agreement is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify or replace any such invalid, illegal or unenforceable provision with an effective and valid provision so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the maximum extent permitted by applicable Law.

Section 16.12                                Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking such actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

Section 16.13                                Conflict. In the event of a direct conflict between the provisions of this Agreement and (i) any provision of the Certificate or (ii) any mandatory, non-waivable provision of the Delaware Act, such provision of the Certificate or the Delaware Act shall control. If any provision of the Delaware Act provides that it may be varied or superseded in the agreement of a limited liability company (or otherwise by agreement of the members or managers of a limited liability company), such provision shall be deemed superseded and waived in its entirety if this Agreement contains a provision addressing the same issue or subject matter.

Section 16.14                                Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

Section 16.15                                Right of Offset. Whenever the Company is to pay any sum (other than pursuant to Article IV) to any Member, any amounts that such Member owes to the Company which are not the subject of a good faith dispute may be deducted from that sum before payment. For the avoidance of doubt, the distribution of Units to the Corporation shall not be subject to this Section 16.15.

Section 16.16                                Entire Agreement.  This Agreement and those documents expressly referred to herein (including the Reorganization Agreement, Stockholders Agreement, the Registration Rights Agreement and the Tax Receivable Agreement) embody the entire agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The Fourth A&R LLC Agreement is superseded in its entirety by this Agreement as of the Effective Time and shall be of no further force and effect thereafter except for the limited purposes as contemplated by Section 3.03(b).

Section 16.17                                Remedies. Each Member shall have all rights and remedies set forth in this Agreement and all rights and remedies which such Person has been granted at any time under any other agreement or contract and all of the rights which such Person has under any Law. To the fullest extent permitted by applicable Law, any Person having any rights under any provision of this Agreement or any other agreements contemplated hereby shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.

Section 16.18                                Bank Member Representative.

(a)                           The Bank Member Representative shall be the agent and attorney-in-fact for each of the Bank Members and/or former Bank Members to act as the Bank Member Representative under this Agreement in accordance with the terms of this Section 16.18.

(b)                           The Bank Member Representative is hereby authorized and empowered to act for, and on behalf of, the Bank Members and/or former Bank Members (with full power of substitution in the premises) in connection with such matters as contemplated herein in Section 9.03 and to take such further actions as are authorized in this Agreement, and in general, do all things and perform all acts, including executing and delivering all agreements certificates, receipts, consents, elections, instructions and other documents contemplated by, or deemed by the Bank Member Representative to be necessary or desirable in connection with the actions contemplated by Section 9.03. The Manager, the Company and its Subsidiaries shall be entitled to rely on such appointment and to treat the Bank Member Representative as the duly appointed attorney-in-fact of the current and, as applicable, former Bank Members.

(c)                            The appointment of the Bank Member Representative is an agency coupled with an interest and is irrevocable and any action taken by the Bank Member Representative pursuant to the authority granted in this Section 16.18 shall be effective and absolutely binding on each Bank Member notwithstanding any contrary action of or direction from such Bank Member, except for actions or omissions of the Bank Member Representative constituting willful misconduct or gross negligence.  The authority and agency of the Bank Member Representative shall not be terminated if a Bank Member dissolves, ceases to exist or be a Member hereof.  The Company and its Subsidiaries, the Manager and any other party to any document contemplated by this Agreement in dealing with the Bank Member Representative may conclusively and absolutely rely, without inquiry, upon any act of the Bank Member Representative as the act of the Bank Members.

(d)                           The Bank Member Representative shall not be liable to any Bank Member or to any other Person (other than the Manager or the Company), with respect to any action taken or omitted to be taken by the Bank Member Representative in its role as Bank Member Representative under or in connection with this Agreement, unless such action or omission results from or arises out of willful misconduct or gross negligence on the part of the Bank Member Representative.

Section 16.19                                Descriptive Headings; Interpretation.

(a)                                       The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.

(b)                                       Wherever required by the context, references to a Fiscal Year shall refer to a portion thereof. The use of the words “or,” “either” and “any” shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

(c)                                        As used in this Agreement, all references to “majority in interest” and phrases of similar import shall be deemed to refer to such percentage or fraction of interest based on the Relative Percentage Interests of the Members subject to such determination.

(d)                                       The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any statute or laws defined or referred to herein shall include any rules, regulations or forms promulgated thereunder from time to time, and references to such statutes, laws, rules, regulations and forms shall be to such statutes, laws, rules, regulations and forms as they may be from time to time, amended, amended and restated, modified or supplemented, including by succession of comparable statutes, laws, rules, regulations and forms. References to the preamble, recitals, Articles and Sections are to the preamble, recitals, Articles and Sections of this Agreement unless otherwise specified.

(e)                                        Any action required to be taken “within” a specified time period following the occurrence of an event shall be required to be taken no later than 5:00 p.m., New York City time, on the last day of the time period, which shall be calculated starting with the day immediately following the date of the event.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

COMPANY:

TRADEWEB MARKETS LLC

By:	/s/ Lee Olesky
Name: Lee Olesky
Title: Chief Executive Officer

MEMBERS:

TRADEWEB MARKETS INC.

	By:	/s/ Lee Olesky
Name: Lee Olesky
Title: Chief Executive Officer

REFINITIV US PME LLC

By:	/s/ Stephen Leith
Name: Stephen Leith
Title: President

Merrill Lynch LP Holdings, Inc.

By:	/s/ Richard Lee
Name: Richard Lee
Title: Managing Director

Barclays Unquoted Investments Limited

By:	/s/ Kester Keating
Name: Kester Keating
Title: Investment Executive & Authorized Signatory

CITIGROUP STRATEGIC INVESTMENTS LLC

By:	/s/ William Hartnett
Name: William Hartnett
Title: President

NEXT INVESTMENT AGGREGATOR, II, L.P.
By:	NEXT INVESTMENT AGGREGATOR II (GP), LLC, its general partner
By:	DLJ LBO PLANS MANAGEMENT, LLC, its managing member

By:	/s/ Mark Zarember
Name: Mark Zarember
Title: Vice President

DBR INVESTMENTS CO. LIMITED

By:	/s/ Michael Bice
Name: Michael Bice
Title: Director

By:	/s/ Kristen Ciccimarra
Name: Kristen Ciccimarra
Title: Director

Goldman Sachs PSI Global Holdings, LLC

By:	/s/ Rana Yared
Name: Rana Yared
Title: Authorized Signatory

JPMC Strategic Investments I Corporation

By:	/s/ Christina Kim
Name: Christina Kim
Title: President

Morgan Stanley Fixed Income Ventures Inc.

By:	/s/ Marc P. Rosenthal
Name: Marc P. Rosenthal
Title: Managing Director

RBS Financial Products Inc.

By:	/s/ Simon Wilson
Name: Simon Wilson
Title: Managing Director

UBS REAL ESTATE SECURITIES INC.

By:	/s/ Paolo Croce
Name: Paolo Croce
Title: Authorized Signatory

By:	/s/ Philip Olesen
Name: Philip Olesen
Title: Authorized Signatory

Wells Fargo Central Pacific Holdings, Inc.

By:	/s/ C. Thomas Richardson
Name: C. Thomas Richardson
Title: SVP

/s/ Chris Amen
Name: Chris Amen

/s/ Nidal Babar
Name: Nidal Babar

/s/ Erica Barrett
Name: Erica Barrett

/s/ Brian Bellucci
Name: Brian Bellucci

/s/ Andrew Bernard
Name: Andrew Bernard

/s/ Enrico Bruni
Name: Enrico Bruni

/s/ John Cahalane
Name: John Cahalane

/s/ Michael Cohen
Name: Michael Cohen

/s/ Richard Cotter
Name: Richard Cotter

/s/ James Dale
Name: James Dale

/s/ Brian Devers
Name: Brian Devers

/s/ Edward Donohue
Name: Edward Donohue

/s/ Mark Erdtmann
Name: Mark Erdtmann

/s/ Dorone Farber
Name: Dorone Farber

/s/ Keith Fell
Name: Keith Fell

/s/ Sebastian Fortunato
Name: Sebastian Fortunato

/s/ Douglas Friedman
Name: Douglas Friedman

/s/ Joseph Grima
Name: Joseph Grima

/s/ Steve Hall
Name: Steve Hall

/s/ Uwe Hillnhuetter
Name: Uwe Hillnhuetter

/s/ William Hult
Name: William Hult

/s/ Elisabeth Kirby
Name: Elisabeth Kirby

/s/ Michael Lista
Name: Michael Lista

/s/ Simon Maisey
Name: Simon Maisey

/s/ Alfred McKeon
Name: Alfred McKeon

/s/ Brian Moriarty
Name: Brian Moriarty

/s/ Bhas Nalabothula
Name: Bhas Nalabothula

National Philanthropic Trust

By:	/s/ Rene Paradis
Name: Rene Paradis
Title: Treasurer & COO

The Lee Olesky 2019 Family Trust u/a/d 3/21/19

By:	/s/ Lee Olesky
Lee Olesky, Trustee

/s/ Amy Olesky
Amy Olesky, Trustee

/s/ Staunton Peck
Name: Staunton Peck

/s/ Justin Peterson
Name: Justin Peterson

/s/ Jonathan Pittinsky
Name: Jonathan Pittinsky

/s/ Robert Pressimone
Name: Robert Pressimone

/s/ Peter Pujols
Name: Peter Pujols

/s/ James Spencer III
Name: James Spencer III

/s/ Ian Stocks
Name:	Ian Stocks

/s/ Michael Thorpe
Name: Michael Thorpe

/s/ John Tosti
Name: John Tosti

/s/ Robert Warshaw
Name: Robert Warshaw

/s/ Scott Zucker
Name: Scott Zucker

ANNEX I

LIST OF BANK MEMBERS

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

SCHEDULE A

LIST OF MEMBERS (immediately prior to the Effective Time)

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

SCHEDULE B

SCHEDULE OF MEMBERS

[Omitted pursuant to Item 601(a)(5) of Regulation S-K.]

Exhibit A

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of [  ], 20[  ] (this “Joinder”), is delivered pursuant to that certain Fifth Amended and Restated Limited Liability Company Agreement, dated as of April 4, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”) by and among Tradeweb Markets LLC, a Delaware limited liability company (the “Company”), Tradeweb Markets Inc., a Delaware corporation and the sole manager of the Company (the “Manager”), and each of the Members from time to time party thereto. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in the LLC Agreement.

1.                                      Joinder to the LLC Agreement. Upon the execution of this Joinder by the undersigned and delivery hereof to the Manager, the undersigned hereby is and hereafter will be a Member under the LLC Agreement and a party thereto, with all the rights, privileges and responsibilities of a Member thereunder. The undersigned hereby agrees that it shall comply with and be fully bound by the terms of the LLC Agreement as if it had been a signatory thereto as of the date thereof.

2.                                      Incorporation by Reference. All terms and conditions of the LLC Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full.

3.                                      Address. All notices under the LLC Agreement to the undersigned shall be direct to:

[Name]
[Address]
[City, State, Zip Code]
Attn:
Facsimile:
E-mail:

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Joinder as of the day and year first above written.

[NAME OF NEW MEMBER]

By:
Name:
Title:

Acknowledged and agreed
as of the date first set forth above:

TRADEWEB MARKETS LLC

By:
Name:
Title:

Exhibit B

FORM OF REDEMPTION NOTICE

Tradeweb Markets LLC
1177 Avenue of the Americas, 31st Floor
New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

Tradeweb Markets Inc.
1177 Avenue of the Americas, 31st Floor
New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

American Stock Transfer

6201 15th Avenue

Brooklyn, NY 11219

Attention: Hans Campana
Email: hcampana@astfinancial.com

Reference is hereby made to the Fifth Amended and Restated Limited Liability Company Agreement, dated as of April 4, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), by and among Tradeweb Markets LLC, a Delaware limited liability company (the “Company”), Tradeweb Markets Inc., a Delaware corporation and sole manager of the Company, and the other Members (as defined therein) party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

The undersigned Member desires to have the Company redeem the number of Common Units set forth below (together with the Class C Common Stock related thereto, the “Class C Paired Interests”; or, together with the Class D Common Stock related thereto, the “Class D Paired Interests”) in exchange for shares of Class [A/B] Common Stock (the “Deliverable Common Stock”) to be issued in its name as set forth below, in accordance with the terms of the LLC Agreement.

Legal Name of Member:

Address:

Number of Class C Paired Interests and/or Class D Paired Interests to be exchanged:

Option 1. [              Class C Paired Interests and/or                  Class D Paired Interests]

Option 2.

[an amount, calculated at the Calculation Date, that is the lesser of (i)             Class C Paired Interests and/or                Class D Paired Interests and (ii) the number of Class C Paired Interests and/or Class D Paired Interests (with priority given to the Redemption of Class [C] Paired Interests) that would result in the Redeeming Member having Beneficial Ownership of the highest number of whole shares of Class A Common Stock that is equal to or less than (a) 4.9% of the outstanding shares of Class A Common Stock minus (b)            shares of Class A Common Stock. For the avoidance of doubt, the Beneficial Ownership of the undersigned Member shall be calculated for this purpose taking into account all Redemptions and Direct Exchanges of any other Member as of the same Redemption Date.]

Deliverable Common Stock to be issued:

Class A Common Stock and/or               Class B Common Stock

The undersigned Member hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Redemption Notice and to perform the undersigned’s obligations hereunder; (ii) this Redemption Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Class C Paired Interests and/or Class D Paired Interests (each a “Paired Interest”) subject to this Redemption Notice that are being redeemed are free and clear of any pledge, lien, security interest, encumbrance, equities or claim; and (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned Member or the Paired Interests subject to this Redemption Notice is required to be obtained by the undersigned for the redemption of such Paired Interests [if the undersigned elects Option 2 above] [; and (v) on [       ], 20[    ] [two (2) Business Day prior to the date hereof], the Beneficial Ownership of the undersigned is                  shares of Class A Common Stock without giving effect to the Deliverable Common Stock or any potential Redemption].

[if the undersigned elects Option 2 above] [For the purposes of the calculations in Option 2, the undersigned agrees that the Company, the Corporation and the Exchange Agent are entitled to rely on the Beneficial Ownership provided by the undersigned as set forth in this Redemption Notice, as modified by the Beneficial Ownership provided by the undersigned in the Beneficial Ownership Notice, if any.]

The undersigned hereby agrees to do any and all things and to take any and all actions that may be necessary (i) to redeem or exchange the Paired Interests subject to this Redemption Notice, and (ii) for delivery of the shares of Deliverable Common Stock in exchange therefor.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Redemption Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

[ ]

By:
Name:
Title:

Exhibit C

FORM OF BENEFICIAL OWNERSHIP NOTICE

Tradeweb Markets LLC
1177 Avenue of the Americas, 31st Floor
New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

Tradeweb Markets Inc.
1177 Avenue of the Americas, 31st Floor
New York, New York 10036
Attention: Douglas Friedman, General Counsel
Email: Douglas.Friedman@tradeweb.com

American Stock Transfer

6201 15th Avenue

Brooklyn, NY 11219

Attention: Hans Campana
Email: hcampana@astfinancial.com

[ ], 20

Reference is hereby made to the Fifth Amended and Restated Limited Liability Company Agreement, dated as of April 4, 2019 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “LLC Agreement”), by and among Tradeweb Markets LLC, a Delaware limited liability company (the “Company”), Tradeweb Markets Inc., a Delaware corporation and sole manager of the Company (the “Corporation”), and the other Members (as defined therein) party thereto. Capitalized terms used but not defined herein shall have the meanings given to them in the LLC Agreement.

The undersigned Member has submitted a Redemption Notice to the Company,  the Corporation and the Exchange Agent, dated as of [     ], 20[  ], requesting a Redemption (the “Requested Redemption”) of the number of Common Units set forth therein (together with the Class C Common Stock related thereto or the Class D Common Stock related thereto). In accordance with the terms of the LLC Agreement, the undersigned hereby represents and warrants that the Beneficial Ownership of the outstanding shares of Class A Common Stock of such undersigned Member, without giving effect to the Requested Redemption or any potential Redemption is as set forth below.

Legal Name of Member:

Address:

Beneficial Ownership of the outstanding shares of Class A Common Stock of the undersigned Member, on [       ], 20[   ] [two (2) Business Day prior to the date hereof], without giving effect to

the Requested Redemption or any potential Redemption is                shares of Class A Common Stock.

The undersigned Member hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Beneficial Ownership Notice and to perform the undersigned’s obligations hereunder; and (ii) this Beneficial Ownership Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally and the availability of equitable remedies.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Beneficial Ownership Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

[ ]

By:
Name:
Title: